SECURITIES PURCHASE AGREEMENT

by and among

PSHS PARTNERSHIP VENTURES, INC.,

GARY J. LUSTGARTEN PROFIT SHARING AND TRUST ,

RONALD DeMEO, M.D.,

GAETANO SCUDERI, M.D.,

ARTURO CORCES, M.D.,

PAINCARE HOLDINGS, INC.,

a nd

PAINCARE SURGERY CENTERS II, INC.

Dated as of Ju ly 22 , 2005

ARTICLE I

PURCHASE AND SALE OF PARTNERSHIP INTERESTS; CLOSING

2

Section 1.1

Interpretation; Definitions

2

Section 1.2

Purchase and Sale of the PSHS Partnership Interests

8

Section 1.3

Purchase and Sale of the Lustgarten Partnership Interests

8

Section 1.4

Purchase and Sale of the DeMeo Partnership Interests.

8

Section 1.5

Purchase and Sale of the Scuderi Partnership Interests

8

Section 1.6

Purchase and Sale of Corces Partnership Interests

8

Section 1. 7

Closing Date

9

Section 1. 8

Transactions To Be Effected at the Closing

9

Section 1. 9

Post-Closing Working Capital Adjustment

11

ARTICLE II

REPRESENTATIONS AND WARRANTIES RELATING TO

 SELLERS AND THE PARTNERSHIP INTERESTS

13

Section 2.1

Organization

13

Section 2.2

Authority; Execution and Delivery; Enforceability

13

Section 2.3

No Conflicts; Consents

13

Section 2.4

Partnership Interests

14

Section 2.5

Investor Representations

14

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE

 PARTNERSHIP

16

Section 3.1

Organization and Standing; Books and Records

16

Section 3.2

The Partnership Interests

17

Section 3.3

Authority; Execution and Delivery; Enforceability

18

Section 3.4

No Conflicts; Consents

18

Section 3.5

Financial Statements

18

Section 3.6

Assets Other than Real Property Interests

19

Section 3.7

Real Property

20

Section 3.8

Intellectual Property

20

Section 3.9

Contracts

21

Section 3.10

Banking and Insurance

23

Section 3.11

Taxes

23

Section 3.12

Proceedings

25

Section 3.13

Benefit Plans

25

Section 3.14

Employees and Labor Matters

26

Section 3.15

Absence of Changes or Events

27

Section 3.16

Compliance With Laws and Orders

27

Section 3.17

Environmental Matters

29

Section 3.18

Transactions with Affiliates

30

Section 3.19

Suppliers/Payors

30

Section 3.20

Private Offering

30

Section 3.21

No Undisclosed Liabilities

30

Section 3.22

Standard Warranties

31

Section 3.23

Questionable Payments

31

Section 3.24

Accounts Receivable

31

Section 3.25

Indemnification Claims

31

2

TABLE OF CONTENTS (Continued)

Section 3.26

Purchase Orders

31

Section 3.27

Malpractice

31

Section 3.28

Health Care Compliance

32

Section 3.29

Fraud and Abuse

32

Section 3.30

Legal Compliance

33

Section 3.31

Rates and Reimbursement Policies

33

Section 3.32

Medical Staff

33

Section 3.33

Medical Providers

33

Section 3.34

Third-party Payors

35

Section 3.35

Corporate Practice or Fee Splitting

35

Section 3.36

HIPAA

35

Section 3.37

Improper and Other Payments

35

Section 3.38

Medical Waste

36

Section 3.39

Certain Representations with respect to the Ambulatory

 Surgical Center

36

Section 3.40

Competing Facilities

37

Section 3.41

Disclosure

37

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

37

Section 4.1

Organization, Standing and Power

37

Section 4.2

Authority; Execution and Delivery; Enforceability

37

Section 4.3

No Conflicts; Consents

38

Section 4.4

Securities Act

38

Section 4.5

Purchaser Stock

38

ARTICLE V

COVENANTS

39

Section 5.1

Covenants Relating to Conduct of Business

39

Section 5.2

Access to Information

42

Section 5.3

Termination of Agreements with Sellers and any Affiliates of Sellers

42

Section 5.4

Prepayment of Indebtedness

42

Section 5.5

Reasonable Best Efforts

43

Section 5.6

Expenses; Transfer Taxes

43

Section 5.7

Brokers or Finders

44

Section 5.8

Publicity

44

Section 5.9

Further Assurances

44

Section 5.10

No Negotiation

44

Section 5.11

Notification; Updates to Disclosure Schedules

45

Section 5.12

Tax Matters

45

ARTICLE VI

CONDITIONS PRECEDENT

47

Section 6.1

Conditions to Each Party’s Obligation

47

Section 6.2

Conditions to Obligation of Purchaser

47

3

Section 6.3

Conditions to Obligation of Sellers

50

Section 6.4

Frustration of Closing Conditions

50

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

50

Section 7.1

Termination

50

Section 7.2

Effect of Termination

51

Section 7.3

Amendments and Waivers

51

ARTICLE VIII

INDEMNIFICATION

51

Section 8.1

Survival of Representations and Warranties

51

Section 8.2

Indemnification Provisions for the Benefit of Purchaser

51

Section 8.3

Indemnification Provisions for the Benefit of Sellers

52

Section 8.4

Matters Involving Third Parties

52

Section 8.5

Limitation

53

Section 8.6

Mitigation

54

ARTICLE IX

GENERAL PROVISIONS

54

Section 9.1

Disclosure Schedule

54

Section 9.2

Assignment

54

Section 9.3

No Third-Party Beneficiaries

54

Section 9.4

Notices

54

Section 9.5

Counterparts

55

Section 9.6

Entire Agreement

55

Section 9.7

Severability

56

Section 9.8

Consent to Jurisdiction

56

Section 9.9

Governing Law

56

Section 9.10

Waiver of Jury Trial

56

Section 9.11

Attorney’s Fees

56

Section 9.12

Time of Essence

57

Section 9.13

Waiver

57

Section 9.14

Specific Performance

57

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into this 22nd day of July , 2005, (this “Agreement “) by and among PSHS PARTNERSHIP VENTURES, Inc. a Florida corporation (the “PSHS Seller”); Gary J. Lustgarten Profit Sharing and Trust (the “ Lustgarten Seller”); Ronald DeMeo , M . D . (the “ DeMeo Seller”); Gaetano Scuderi, M.D. (the “ Scuderi Seller”); Arturo Corces, MD (the “Corces Seller”); (the foregoing are collectively, at times, referred to as the “Sellers”); PSHS BETA PARTNERS, LTD., a Florida limited partnership (the “Partnership”); and PAINCARE HOLDINGS, INC., a Florida corporation (“PainCare”) and its wholly owned subsidiary, PAINCARE SURGERY CENTERS II, INC., a Florida corporation (the “Subsidiary”) (collectively, PainCare and the Subsidiary shall hereinafter sometimes be called the “Purchaser”).

RECITALS

WHEREAS, the PSHS Seller has a 48 % partnership interest in the Partnership as the general partner; the Lustgarten Seller has an 10 % partnership interest in the Partnership as a limited partner; the DeMeo Seller has an 20 % partnership interest in the Partnership as a limited partner; the Scuderi Seller has a 4% partnership interest in the Partnership as a limited partner; and the Corces Seller has a 10% partnership interest in the Partnership as a limited partner;

WHEREAS, the PSHS Seller desires to sell to Purchaser its entire 48 % partnership interest in the Partnership (the “PSHS Partnership Interest”), the Lustgarten Seller desires to sell to Purchaser its entire 10 % partnership interest in the Partnership (the “ Lustgarten Partnership Interest”), the DeMeo Seller desires to sell to Purchaser a 10 % partnership interest in the Partnership (the “ DeMeo Partnership Interest”), the Scuderi Seller desires to sell to Purchaser a 2% partnership interest in the Partnership (the “ Scuderi Partnership Interest”), and the Corces Seller desires to sell to Purchaser a 3% partnership interest in the Partnership (the “Corces Partnership Interest”) (collectively the “Partnership Interests”); and Purchaser desires to purchase such respective Partnership Interests in the Partnership from the respective Sellers, all pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, after the sale of the Partnership Interests in the Partnership provided for, and subject to the terms and conditions, in this Agreement, Purchaser will own a 73 % partnership interest in the Partnership, the DeMeo Seller will own a 10 % partnership interest in the Partnership as a limited partner, the Scuderi Seller will own a 2 % partnership interest in the Partnership as a limited partner, the Corces Seller will own a 7 % partnership interest in the Partnership as a limited partner , Gustavo Torres, M.D. (the “ Torres Limited Partner ” ) will own a 1% partnership interest in the Partnership as a limited partner, Dennis Zaslow, D.O. (the “ Zaslow Limited Partner ” ) will own a 3% partnership interest in the Partnership as a limited partner, Jose Jaen, M.D. (the “ Jaen Limited Partner ” ) will own a 2% partnership interest in the Partnership as a limited partner, and Carlos Azar, M.D. (the “ Azar Limited Partner ” ) will own a 2% partnership interest in the Partnership as a limited partner ..

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF PARTNERSHIP INTERESTS; CLOSING

Section 1.1 Interpretation; Definitions.

(a)

The headings contained in this Agreement, any Exhibit (as defined below) hereto, the Sellers Disclosure Schedule, the Partnership Disclosure Schedule or the Purchaser Disclosure Schedule and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, the Sellers Disclosure Schedule, the Partnership Disclosure Schedule or the Purchaser Disclosure Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. The words “include” or “including” and variations thereof shall be deemed to be followed by the words “without limitation.” Any references to names in the singular shall be deemed to include the plural and vice versa. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b)

For all purposes hereof:

(1)

“Acquisition” means the purchase and sale of the Partnership Interests pursuant to this Agreement.

(2)

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. An “affiliate” of a natural person shall additionally mean any other natural person who is related to the individual, the individuals spouse and any person related to such persons within the second degree.

(3)

“Ambulatory Surgical Center” means the licensed ambulatory surgical center located at 401 LeJeune Road, Suite 201, Miami, Florida 33134 ..

(4)

“Applicable Law” means any statute, law, ordinance, rule or regulation.

(5)

“Cash Purchase Price for the PSHS Seller” means $ 1,351,458 ..00, in cash     minus the sum of, (i)  Seventy-five percent (75%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the Partnership (including any prepayment penalties) as of the Closing Date with respect to the Long Term Capital Debt, and (ii) the PSHS Seller’s pro rata share as compared to the other Sellers (i.e., 65%) of the amount of the Transaction Expenses.  (Additionally, the PSHS Seller shall pay Purchaser the PSHS Seller’s pro rata share as compared to the other Sellers (i.e., 65%) of the Working Capital Adjustment Amount (as defined in Section 1.9 hereinbelow), post Closing pursuant to the terms described in Section 1.9 hereinbelow, if applicable.)

(6)

“Cash Purchase Price for the Lustgarten Seller” means $281,554.00, in cash     minus the sum of (i) any indebtedness pursuant to which a lien has been placed on the Lustgarten Partnership Interest, (ii) Ten percent ( 10%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the Partnership (including any prepayment penalties) as of the Closing Date with respect to the Long Term Capital Debt, and (iii) the Lustgarten Seller’s pro rata share as compared to the other Sellers (i.e., 1 4.1%) of the amount of the Transaction Expenses.  (Additionally, the Lustgarten Seller shall pay Purchaser the Lustgarten Seller’s pro rata share as compared to the other Sellers (i.e., 14.1%) of the Working Capital Adjustment Amount (as defined in Section 1.9 hereinbelow), post Closing pursuant to the terms described in Section 1.9 hereinbelow, if applicable.)

(7)

“Cash Purchase Price for the DeMeo Seller” means $1,126,215.00, in cash     minus the sum of (i) any indebtedness pursuant to which a lien has been placed on the DeMeo Partnership Interest, (ii) Ten percent ( 10%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the Partnership (including any prepayment penalties) as of the Closing Date with respect to the Long Term Capital Debt, and (iii) the DeMeo Seller’s pro rata share as compared to the other Sellers (i.e., 14.1%) of the amount of the Transaction Expenses.  (Additionally, the DeMeo Seller shall pay Purchaser the DeMeo Seller’s pro rata share as compared to the other Sellers (i.e., 14.1%) of the Working Capital Adjustment Amount (as defined in Section 1.9 hereinbelow), post Closing pursuant to the terms described in Section 1.9 hereinbelow, if applicable.)

(8)

“Cash Purchase Price for the Corces Seller” means $ 337,865 ..00, in cash     minus the sum of (i) any indebtedness pursuant to which a lien has been placed on the Corces Partnership Interest, (ii) Three percent ( 3%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the Partnership (including any prepayment penalties) as of the Closing Date with respect to the Long Term Capital Debt, and (iii) the Corces Seller’s pro rata share as compared to the other Sellers (i.e., 4.08%) of the amount of the Transaction Expenses.  (Additionally, the Corces Seller shall pay Purchaser the Corces Seller’s pro rata share as compared to the other Sellers (i.e., 4.08%) of the Working Capital Adjustment Amount (as defined in Section 1.9 hereinbelow), post Closing pursuant to the terms described in Section 1.9 hereinbelow, if applicable.)

(9)

“Cash Purchase Price for the Scuderi Seller” means $225,243 ..43 , in cash     minus the sum of (i) any indebtedness pursuant to which a lien has been placed on the Scuderi Partnership Interest, (ii) Two percent ( 2%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the Partnership (including any prepayment penalties) as of the Closing Date with respect to the Long Term Capital Debt, and (iii) the Scuderi Seller’s pro rata share as compared to the other Sellers (i.e., 2 .72%) of the amount of the Transaction Expenses.  (Additionally, the Scuderi Seller shall pay Purchaser the Scuderi Seller’s pro rata share as compared to the other Sellers (i.e., 2 .72%) of the Working Capital Adjustment Amount (as defined in Section 1.9 hereinbelow), post Closing pursuant to the terms described in Section 1.9 hereinbelow, if applicable.)

(10)

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

 hereby.

(11)

“Consent” means any consent, approval, license, permit, order or authorization.

(12)

“Contract” means any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement.

(13)

“Damages” includes any loss, damage, injury, decline in value, Liability, charge, cost, demand, settlement, judgment, award, fine, penalty, Tax, fee or expense (including any reasonable expenses of investigation and reasonable legal fees and disbursements).

(14)

“Environmental Laws” means any and all Applicable Laws, Judgments and Permits issued, promulgated or entered into by or with any Governmental Entity as of the Closing Date, relating to the environment, the protection, preservation or reclamation of natural resources, or to the management, treatment, emission, discharge, use, handling, storage, removal, cleanup, decontamination, discharge, disposal or release of Hazardous Materials.

(15)

“Fair Market Value of PainCare Stock” shall be defined as a price per share equal to ninety percent (90%) multiplied by the average thirty (30) day closing price of PainCare Holdings Inc.’s stock as reported on the American Stock Exchange or such other established stock exchange on which PainCare Holding Inc.’s stock is trading for the thirty (30) day period ending on the day immediately preceding the complete execution of this Agreement by all parties to this Agreement; provided, however, if the Closing does not occur within the seventy-five (75) day period which immediately follows the complete execution of this Agreement by all parties to this Agreement, then “Fair Market Value of PainCare Stock” shall be defined as a price per share equal to ninety percent (90%) multiplied by the average thirty (30) day closing price of PainCare Holdings Inc.’s stock as reported on the American Stock Exchange or such other established stock exchange on which PainCare Holding Inc.’s stock is trading for the thirty (30) day period ending on the day immediately preceding the Closing Date.

(16)

“GAAP” means United States generally accepted accounting principles in effect as of the Closing Date, consistently applied.

(17)

“Governmental Entity” means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

(18)

“Hazardous Materials” means (1) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and chlorofluorocarbons; and (2) any other material, substance or waste that is prohibited or regulated pursuant to any Environmental Law.

(19)

“Intellectual Property” means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, trademark, trademark registration, trademark application, service mark, trade name, business name, brand name, copyright, copyright registration, design, design registration, or any right to any of the foregoing.

(20)

“Judgment” means any judgment, order or decree.

(21)

“Knowledge of the Partnership” means (i) the actual current knowledge of Sellers or (ii) the knowledge such persons would reasonably be expected to have as a result of discharging their official duties in a reasonable manner.

(22)

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, whether or not the same is required to be accrued on the financial statements of such Person.

(23)

“Limited Partnership Interest Pledge Agreements” means collectively the Limited Partnership Interest Pledge Agreement for the PSHS Seller and the Limited Partnership Interest Pledge Agreement for the Lustgarten Seller.

(24)

“Limited Partnership Interest Pledge Agreement for the Lustgarten Seller” means an agreement pursuant to which Subsidiary pledges to the Lustgarten Seller 10 % partnership interest in the Partnership as security for the obligations of the Subsidiary to the Lustgarten Seller under the terms of the Promissory Note for the Lustgarten Seller.

(25)

“Limited Partnership Interest Pledge Agreement for the PSHS Seller” means an agreement pursuant to which Subsidiary pledges to the PSHS Seller 48 % partnership interest in the Partnership as security for the obligations of Subsidiary to the PSHS Seller under the terms of the Promissory Note for the PSHS Seller.

(26)

“Long Term Capital Debt” means the long term portion of the capital debt set forth on Schedule 1.1(b)(26).

(27)

“Noncompetition and Confidentiality Agreement” means that certain Noncompetition and Confidentiality Agreement in the form of Exhibit A-1 to be entered into by and between Sellers, on the one hand, and the Purchaser, on the other hand, and delivered at Closing.

(28)

“Nonselling Partners” means the Torres Limited Partner, the Zaslow Limited Partner, the Jaen Limited Partner, and the Azar Limited Partner.

(29)

“On-Site Services Agreement” means that certain On-Site Services Agreement in the form of Exhibit A-2 to be entered into by and between Spectrum Personnel, Inc. and the Purchaser and delivered at Closing.

(30)

“Ordinary Course of Business”: An action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i)

is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(ii)

does not require authorization by the board of directors, general partner, stockholders or partners of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(iii)

is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(31)

“Other Indebtedness” of any Person means, without duplication of Long Term Capital Debt, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business of such Person which are not more than 30 days past due), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal amount of all obligations under or in respect of capitalized leases, (iv) the then drawable stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder and (v) all payment obligations of such Person under any interest rate protection agreements and similar agreements to the extent constituting a liability under GAAP.

(32)

“Partnership Agreement” means that certain Agreement of Limited Partnership for PSHS Beta Partners , Ltd., dated January 14, 1998, that was entered into by the general partner and limited partners as of such date to create PSHS Beta Partners , Ltd., as amended by that certain:     (i) Amendment to Partnership Agreement dated November 12, 1998 by and among the Partnership, the general partner and limited partners as of such date; (ii) Second Amendment to Partnership Agreement dated June 10, 2002 by and among the Partnership, the general partner and limited partners as of such date; and (iii) Third Amendment to Partnership Agreement dated June 11, 2002 by and among the Partnership, the general partner and limited partners as of such date and (iv) Fourth Amendment to Partnership Agreement dated January 8, 2003 by and among the Partnership, the general partner and limited partners as of such date. and (v) Fifth Amendment to Partnership Agreement dated January 22,..2004 and among the Partnership, the general partner and limited partners as of such date; and (vi) Sixth Amendment to Partnership Agreement dated June 8,2004 by and among the Partnership, the general partner and limited partners as of such date; and (vii) Seventh Amendment to Partnership Agreement dated January 31, 2005 by and among the Partnership, the general partner and limited partners as of such date. and (viii) Eighth Amendment to Partnership Agreement dated July 15, 2004 by and among the Partnership, the general partner and limited partners as of such date; and

 and (iii) Ninth Amendment to Partnership Agreement dated July 15, 2004 by and among the Partnership, the general partner and limited partners as of such date.

(33)

“Partnership Material Adverse Effect” shall mean a material adverse effect (i) on the business, assets or results of operations of the Partnership or (ii) on the ability of the Partnership to consummate the Acquisition and the other transactions contemplated hereby.

(34)

“Permit” means all certificates, licenses, permits, authorizations or approvals issued or granted to the Partnership.

(35)

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

(36)

“Promissory Notes” means collectively the Promissory Note for the PSHS Seller and the Promissory Note for the Lustgarten Seller.

(37)

“Promissory Note for the Lustgarten Seller” means a promissory note to be issued by PainCare to the Lustgarten Seller at Closing, in the principal amount of $281,554 ..00 , with interest at the rate of 0 % per year, due and payable in one lump sum of principal and interest on the date that is one year from the date of Closing.

(38)

“Promissory Note for the PSHS Seller” means a promissory note to be issued by PainCare to the PSHS Seller at Closing, in the principal amount of $ 1,351,458.00 , with interest at the rate of 0 % per year, due and payable in one lump sum of principal and interest on the date that is one year from the date of Closing.

(39)

“Purchaser Stock” means collectively the Purchaser Stock for the PSHS Seller and the Purchaser Stock for the Lustgarten Seller.

(40)

“Purchaser Stock for the PSHS Seller” means shares of PainCare’s common stock, $0.0001 par value, subject to adjustment for any stock splits, stock dividends or comparable events prior to the Closing which collectively has a value equal to $ 2,702,916 ..00 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(41)

“Purchaser Stock for the Lustgarten Seller” shares of PainCare’s common stock, $0.0001 par value, subject to adjustment for any stock splits, stock dividends or comparable events prior to the Closing which collectively has a value equal to $ 563,108 ..00 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(42)

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof, substantially in the form of Exhibit A-3.

(43)

“Seller Material Adverse Effect” means, with respect to Sellers, a material adverse effect on the ability of Sellers to consummate the transactions contemplated hereby.

(44)

“ S ubsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body, or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person or by another subsidiary of such first Person.

(45)

“Support and Services Agreement” means that certain Support and Services Agreement in the form of Exhibit A-4 to be entered into by and between Spectrum Personnel, Inc. and the Purchaser and delivered at Closing.

(46)

“Tax” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts.

(47)

“Tax Return” shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

(48)

“Taxing Authority” shall mean any Governmental Entity exercising any authority to impose, regulate or administer the imposition of Taxes.

(49)

“Total Consideration” means the sum of (i) $ 3,322,334 cash , (ii)   the Purchaser Stock delivered to the Sellers at the Closing which collectively has a value equal to $ 3,266,024 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein) , and (iii) the Promissory Notes delivered at Closing in the collective principal amount of $1,633,012 ..

(50)

“Transaction Documents” means this Agreement, the Promissory Notes, the Limited Partnership Interest Pledge Agreements,     the Support and Services Agreement, the On-Site Services Agreement, the Non-competition and Confidentiality Agreement, the Registration Rights Agreement, the Amended and Restated Limited Partnership Agreement,  together with such other agreements, certificates and documents delivered at Closing.

(51)

“Transaction Expenses” means all of the fees and expenses of the Partnership and the Sellers incurred prior to or as of the Closing relating to the transactions contemplated hereby for which the Sellers shall be responsible.

Section 1.2 Purchase and Sale of the PSHS Partnership Interests.

(a)

On the terms and subject to the conditions of this Agreement, at the Closing,

(i)

the PSHS Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from PSHS Seller, the PSHS Partnership

Interest (which is a 48 % partnership interest in the Partnership) owned by the PSHS Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(ii)

Purchaser shall deliver to the PSHS Seller: (a) the Cash Purchase Price for the PSHS Seller, (b) certificates representing the Purchaser Stock for the PSHS Seller , (c) the Promissory Note for the PSHS Seller, and (d) the Limited Partnership Interest Pledge Agreement for the PSHS Seller.

Section 1.3 Purchase and Sale of the Lustgarten Partnership Interests.

(a)

On the terms and subject to the conditions of this Agreement, at the Closing,

(i)

the Lustgarten Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Lustgarten Seller, the Lustgarten Partnership Interest (which is a 10 % partnership interest in the Partnership) owned by the Lustgarten Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(ii)

Purchaser shall deliver to the Lustgarten Seller :  (a) the Cash Purchase Price for the Lustgarten Seller , (b) certificates representing the Purchaser Stock for the Lustgarten Seller, (c) the Promissory Note for the Lustgarten Seller, and (d) the Limited Partnership Interest Pledge Agreement for the Lustgarten Seller.

Section 1.4 Purchase and Sale of the DeMeo Partnership Interests.

(a)

On the terms and subject to the conditions of this Agreement, at the Closing,

(i)

the DeMeo Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the DeMeo Seller, the DeMeo Partnership Interest (which is a 10 % partnership interest in the Partnership) owned by the DeMeo Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(ii)

Purchaser shall deliver to the DeMeo Seller the Cash Purchase Price for the DeMeo Seller .

Section 1.5 Purchase and Sale of the Scuderi Partnership Interests.  On the terms and subject to the conditions of this Agreement, at the Closing,

(i)

the Scuderi Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Scuderi Seller, the Scuderi Partnership Interest (which is a 2% partnership interest in the Partnership) owned by the Scuderi Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(ii)

Purchaser shall deliver to the Scuderi Seller the Cash Purchase Price for the Scuderi Seller.

Section 1.6 Purchase and Sale of the Corces Partnership Interests.  On the terms and subject to the conditions of this Agreement, at the Closing,

(i)

the Corces Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Corces Seller, the Corces Partnership Interest (which is a 3% partnership interest in the Partnership) owned by the Corces Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(ii)

Purchaser shall deliver to the Corces Seller the Cash Purchase Price for the Corces Seller.

Section 1.7 Closing Date.  The closing of the Acquisition (the “Closing”) shall take place at the offices of PainCare or such other mutually agreed to location or if mutually acceptable, remotely: (i) seventy-five (75) days after the execution of this Agreement by all parties to this Agreement subject to the satisfaction of the conditions set forth in Article VI (or, to the extent permitted, waived by the parties entitled to the benefits thereof); or (ii) less than seventy-five (75) days after the execution of this Agreement by all parties to this Agreement at a date mutually agreed upon by the parties to this Agreement if all of the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.8 Transactions To Be Effected at the Closing.  At the Closing:

(a)

the PSHS Seller shall deliver to Purchaser: (i) certificates representing the PSHS Partnership Interest, duly endorsed to Purchaser or accompanied by partnership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the PSHS Seller, shall represent 48 % of the partnership interests of the Partnership outstanding as of the Closing Date; (ii)  Noncompetition and Confidentiality Agreement executed by the PSHS Seller,  (iii) a certificate dated as of the Closing Date stating the PSHS Seller’s name, tax identifying number and address, stating that the PSHS Seller is not a “foreign person,” sworn to under penalties of perjury and otherwise in form and substance sufficient to satisfy the requirement of Treasury Regulation Section 1.1445-2(b)(2) (the “FIRPTA Certificate”) , and (iv) the Limited Partnership Interest Pledge Agreement for the PSHS Seller ..

(b)

the Lustgarten Seller shall deliver to Purchaser: (i) certificates representing the Lustgarten Partnership Interest, duly endorsed to Purchaser or accompanied by partnership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Lustgarten Seller, shall represent 10% of the partnership interests of the Partnership outstanding as of the Closing Date;     (ii)  Noncompetition and Confidentiality Agreement executed by the Lustgarten Seller,  (iii) a certificate dated as of the Closing Date stating the Lustgarten Seller’s name, tax identifying number and address, stating that the Lustgarten Seller is not a “foreign person,” sworn to under penalties of perjury and otherwise in form and substance sufficient to satisfy the requirement of Treasury Regulation Section 1.1445-2(b)(2) (the “FIRPTA Certificate”) , and (iv) the Limited Partnership Interest Pledge Agreement for the Lustgarten Seller ..

(c)

the DeMeo Seller shall deliver to Purchaser: (i) certificates representing the DeMeo Partnership Interest, duly endorsed to Purchaser or accompanied by partnership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the DeMeo Seller, shall represent 10 % of the partnership interests of the Partnership outstanding as of the Closing Date; (ii)  Noncompetition and Confidentiality Agreement executed by the DeMeo Seller, and  (iii) a certificate dated as of the Closing Date stating the DeMeo Seller’s name, tax identifying number and address, stating that the DeMeo Seller is not a “foreign person,” sworn to under penalties of perjury and otherwise in form and substance sufficient to satisfy the requirement of Treasury Regulation Section 1.1445-2(b)(2) (the “FIRPTA Certificate”).

(d)

the Scuderi Seller shall deliver to Purchaser: (i) certificates representing the Scuderi Partnership Interest, duly endorsed to Purchaser or accompanied by partnership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Scuderi Seller, shall represent 2% of the partnership interests of the Partnership outstanding as of the Closing Date; (ii)  Noncompetition and Confidentiality Agreement executed by the Scuderi Seller, and  (iii) a certificate dated as of the Closing Date stating the Scuderi Seller’s name, tax identifying number and address, stating that the Scuderi Seller is not a “foreign person,” sworn to under penalties of perjury and otherwise in form and substance sufficient to satisfy the requirement of Treasury Regulation Section 1.1445-2(b)(2) (the “FIRPTA Certificate”).

(e)

the Corces Seller shall deliver to Purchaser: (i) certificates representing the Corces Partnership Interest, duly endorsed to Purchaser or accompanied by partnership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Corces Seller, shall represent 3% of the partnership interests of the Partnership outstanding as of the Closing Date;    (ii)  Noncompetition and Confidentiality Agreement executed by the Corces Seller, and  (iii) a certificate dated as of the Closing Date stating the Corces Seller’s name, tax identifying number and address, stating that the Corces Seller is not a “foreign person,” sworn to under penalties of perjury and otherwise in form and substance sufficient to satisfy the requirement of Treasury Regulation Section 1.1445-2(b)(2) (the “FIRPTA Certificate”).

(f)

Purchaser shall deliver to the PSHS Seller: (i) the Cash Purchase Price for the PSHS Seller, (ii) a certificate representing the Purchaser Stock for the PSHS Seller issued to the PSHS Seller , (iii) the Promissory Note for the PSHS Seller, and (iv) the Limited Partnership Interest Pledge Agreement for the PSHS Seller ..

(g)

Purchaser shall deliver to the Lustgarten Seller :  (i) the Cash Purchase Price for the Lustgarten Seller , (ii) Stock for the Lustgarten Seller, (iii) the Promissory Note for

the Lustgarten Seller, and (iv) the Limited Partnership Interest Pledge Agreement for the Lustgarten Seller ..

(h)

Purchaser shall deliver to the DeMeo Seller: the Cash Purchase Price for the DeMeo Seller .

(i)

Purchaser shall deliver to the Scuderi Seller the Cash Purchase Price for the Scuderi Seller.

(j)

Purchaser shall deliver to the Corces Seller the Cash Purchase Price for the Corces Seller.

    Purchaser shall: (i) deliver by wire transfer to the applicable bank account(s) designated in writing by the Partnership any other Indebtedness of the Partnership, if any, if such amounts are not paid off prior to the Closing Date, if applicable and (ii) deliver payment to the applicable accounts designated therefore of all Transaction Expenses.

(l)

If there are any other liens encumbering the partnership interests being purchased from any of the Sellers, then the attendant indebtedness needs to be identified and paid off prior to Closing, or alternatively, Purchaser will pay off such attendant indebtedness at the Closing and reduce the respective cash portions of the purchase price payable to the applicable Seller(s).

   Post-Closing Working Capital Adjustment.

(a)

Net Working Capital Statement.  Not more than 60 days after the Closing Date, the Purchaser shall deliver to the Sellers a net working capital statement of the Partnership as of the Closing Date (the “Net Working Capital Statement”) prepared in accordance with generally accepted accounting principles (“GAAP”). The Net Working Capital, as defined in Section 1.9(b), of the Partnership reflected on the Net Working Capital Statement is referred to herein as the “Final Closing Date Working Capital Position.”  The cash component of the Final Closing Date Working Capital Position shall be at least $100,000.  Except as provided in Section 1.9(d) hereof, fifteen (15) business days after delivery of the Net Working Capital Statement (the “Adjustment Payment Date”), the Sellers shall each pay the Purchaser their respective pro rata share the amount by which the Agreed Closing Date Working Capital Position, as defined in Section 1.9(c) exceeds the Final Closing Date Working Capital Position, if any, within thirty (30) days of receiving notice of the same, or the Purchaser shall pay the Sellers their pro rata share in the amount by which the Final Closing Date Working Capital Position exceeds the Agreed Closing Date Working Capital Position, as defined in Section 1.9(c), if any, within thirty (30) days of receiving notice of the same.  In determining whether Sellers owe Purchaser money or Purchaser owes Sellers money pursuant to the terms of the preceding sentence: (i) the entire working capital position of the Partnership shall be considered (meaning, for example, if the Final Closing Date Working Capital Position is less than the Agreed Closing Date Working Capital Position and the cash component of the Final Closing Date Working Capital Position is greater than $100,000, then on these hypothetical facts, if true, Sellers would owe Purchaser the difference between the Final Closing Date Working Capital Position and the Agreed Closing Date Working Capital Position, notwithstanding that the cash component of the Final Closing

12

Date Working Capital Position is greater than $100,000); and (ii) to the extent that the absolute value of the difference between the Final Closing Date Working Capital Position and the Agreed Closing Date Working Capital Position is $5,000 or less, then neither Sellers nor Purchaser will owe the other money pursuant to the preceding sentence.  All payments under this Section 1.9(a), as applicable, shall be by wire transfer in immediately available funds to a bank account designated by Purchaser or Sellers.

(b)

Net Working Capital.  For purposes of this Agreement, “Net Working Capital” shall mean, as of the date of determination, an amount equal to: (a) the sum of the current assets, including, without limitation, the following items: (i) cash, (ii) accounts receivable, (iii) inventories and supplies, and (iii) prepaid expenses; minus (b) the sum of the current liabilities, including, without limitation, the following items: (i) accounts payable, (ii) employee liabilities, and (iii) accrued expenses, but excluding the current portion of long-term debt and capital leases.

(c)

Agreed Closing Date Working Capital Position.  For purposes of this Agreement, the “Agreed Closing Date Working Capital Position” means the “Net Working Capital” of the Partnership, as defined in Section 1.9(b) on the Closing Date, which is $ 1,789,082 (with $100,000 of such $1 ,789,082 being cash).

(d)

Manner of Payment.

(i)

Objection Period and Discussion Period.  Within ten (10) business days (the “Objection Period”) after the Purchaser’s delivery of the Net Working Capital Statement, the Sellers, collectively, shall, in a written notice to the Purchaser, either accept or describe in reasonable detail any proposed adjustment to the Net Working Capital Statement and the reasons therefor, and shall include pertinent calculations.  If the Sellers collectively fail to deliver notice of acceptance or objection to the Net Working Capital Statement before the expiration of the Objection Period, then the Sellers shall be deemed to have accepted the Net Working Capital Statement.

(ii)

Accounting Firm Review.  If the Purchaser and the Sellers are not able to agree on the Net Working Capital Statement within thirty (30) business days from and after the receipt by the Purchaser of any timely objections raised by the Sellers (the “Discussion Period”), the Purchaser and the Sellers, collectively, shall each have the right to require that such disputed determinations be submitted to a certified public accounting firm as the Sellers, collectively, and the Purchaser may then mutually agree upon in writing, for computation or verification in accordance with the provisions of this Agreement, provided the Purchaser or Sellers shall pay, as applicable, on the Adjustment Payment Date, their respective share of the net of the undisputed portion(s) of the Working Capital Adjustment contemplated by this Section 1.5.  If the Sellers and the Purchaser cannot mutually agree on the identity of the accounting firm within ten (10) business days after the expiration of the Discussion Period, then the Sellers, on the one hand, and the Purchaser, on the other hand, shall each pick a certified public accounting firm within three (3) business days after the expiration of the ten (10) business day period, and such two (2) firms shall select the identity of the third accounting firm within seven (7) business days after the expiration of such three (3) business day period, which third accounting firm shall be an independent accounting firm which does not currently provide, and has not provided within the last two years, services to any of Sellers, Partnership or Purchaser.  All materials for the third accounting firm to make a decision shall be provided by the parties to this Agreement within five (5) business days after notice of a decision to use such accounting firm shall have been given.  The accounting firm shall deliver its decision to the parties to this Agreement within thirty (30) business days after receipt of the materials.

(iii)

Binding Decision; Expenses.  The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties; the decision of such accounting firm shall be final and binding upon the parties, there shall be no right of appeal from such decision; and such accounting firm’s fees and expenses for each such disputed determination shall be borne by the party whose determination has been modified by such accounting firm’s report or by all parties in proportion to the relative amount each party’s determination has been modified.  Within five (5) business days after delivery of the Accounting Firm’s decision, the Purchaser or each of the Sellers, as the case may be, shall make their respective share of the required payment, if applicable.  Any payments due under this Section 1.5 shall bear interest at LIBOR, as published in the Wall Street Journal, from the Adjustment Payment Date.

(e)

Ordinary Course of Business.  Following the Closing, Purchaser shall not take any action with respect to the accounting books and records of the Partnership, or the items reflected thereon, on which the Final Closing Date Working Capital Position is to be based that are not in the Ordinary Course of Business.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
RELATING TO SELLERS AND THE PARTNERSHIP INTERESTS

Except as set forth in the schedule dated the date of this Agreement from the Sellers to Purchaser (the “Sellers Disclosure Schedule”),   PSHS   the Sellers, jointly and severally (with the exception of the representations and warranties made in Section 2.5 of this Agreement which are made severally), hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

Section 2.1 Organization.  The PSHS Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

Section 2.2 Authority; Execution and Delivery; Enforceability.  Each of the Sellers has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by each of the Sellers of this Agreement have been duly authorized by all necessary action. Each of the Sellers has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

Section 2.3 No Conflicts; Consents.  The execution and delivery by each of the Sellers of this Agreement does not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by each of the Sellers with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the governing instruments of any of the Sellers which are not a natural person, (ii) any Contract to which any of the Sellers is a party or by which any of its properties or assets is bound or (iii) any Judgment or Applicable Law applicable to any of the Sellers or its, his or their, as applicable, properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Seller Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of the Sellers in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (A) compliance with and filings with the Agency for Health Care Administration and the Centers for Medicare and Medicaid necessary with respect to the change in the owner of the Partnership Interests as described in this Agreement, and (B) any Consent, registration, declaration or filing the failure of which to obtain or make would not have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 2.4 Partnership Interests.  Each of the Sellers has good and valid title to the respective Partnership Interests it, he or they, as applicable, is/are selling pursuant to this Agreement, free and clear of all Liens. Upon delivery to Purchaser at the Closing of certificates representing such Partnership Interests, duly endorsed by the respective Sellers for transfer to Purchaser, and upon each of the Sellers’ respective receipt of the amount payable to the respective Seller pursuant to Section 1.4, good and valid title to such Partnership Interests will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its Affiliates. Other than this Agreement, and the Partnership Agreement, such Partnership Interests are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend or distribution rights or disposition of such Partnership Interests. None of the Sellers has other equity interests or rights to acquire equity interests in the Partnership.

Section 2.5 Investor Representations.  In connection with the issuance by the Purchaser of the Purchaser Stock for PSHS and the Purchaser Stock for Lustgarten as partial payment of the Total Consideration, each of the PSHS Seller and the Lustgarten Seller hereby represents and warrants to, and covenants with, the Purchaser as follows:

(a)

By executing this Agreement, each of the Sellers acknowledges that:

(i)

There are continuing substantial risks incident to the acquisition of the Purchaser’s Securities and each of the Sellers may at any time suffer a complete loss of value of their respective ownership of the Purchaser Stock for PSHS and the Purchaser Stock for Lustgarten , as applicable;

(ii)

No federal or state agency has passed upon the Purchaser Stock issued in connection with this Agreement or made any finding or determination as to the fairness of the transactions contemplated hereby; and

(iii)

The PSHS Seller and the Lustgarten Seller, as applicable, must bear the risk of acquiring the Purchaser Stock for PSHS and the Purchaser Stock for Lustgarten , as applicable, for an indefinite period of time because the Purchaser Stock has not been registered under the Securities Act or any state securities laws, and, therefore, cannot be sold or transferred unless the sale or transfer is subsequently registered under said laws or the Purchaser receives a legal opinion of counsel reasonably satisfactory to the Purchaser that an exemption from such registration is available.

(b)

Each of the PSHS Seller and the Lustgarten Seller further represents and warrants to the Purchaser that:

(i)

Each of the PSHS Seller and the Lustgarten Seller has had the opportunity to examine all aspects of the Purchaser, and its proposed operations and financial condition that each of the Sellers has deemed relevant, including the Purchaser’s public filings available on line at http://www.sec.gov/, and has had the opportunity to ask such questions of directors, officers, employees and representatives of the Purchaser as each of the Sellers deems necessary for an evaluation of the Purchaser Stock;

(ii)

Purchaser has not granted, offered or sold the Purchaser Stock to the PSHS Seller and the Lustgarten Seller by means of any form of general solicitation or general advertising or by means of publicly disseminated advertisements or sales literature;

(iii)

Each of the PSHS Seller and the Lustgarten Seller has adequate means of providing for his, its or their, as applicable, current needs and possible future contingencies, and each of the PSHS Seller and the Lustgarten Seller has no need, and anticipates no need in the foreseeable future, to sell the Purchaser Stock;

(iv)

Each of the PSHS Seller and the Lustgarten Seller possesses such expertise, knowledge and sophistication in financial and business matters generally that it is capable of evaluating the merits and economic risks of acquiring the Purchaser Stock. Each of the PSHS Seller and the Lustgarten Seller is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each of the PSHS Seller and the Lustgarten Seller is able to hold the Purchaser Stock for an indefinite period of time and has sufficient net worth to sustain a loss of its, their or his, as applicable, entire investment in the event such loss should occur. Each of the PSHS Seller and the Lustgarten Seller is acquiring the Purchaser Stock solely for investment for the respective Seller’s own account (and not for the account of any other person) and has no agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of any of the Purchaser Stock to any other Person; and

(v)

All of the representations and information provided in this Section 2.5 is accurate and complete as of the date of this Agreement. If there should be any material change in any such representations, Sellers will immediately furnish accurate and complete information concerning any material change to the Purchaser.

(c)

Each of the PSHS Seller and the Lustgarten Seller acknowledges, represents and warrants that the PSHS Seller and the Lustgarten Seller, as applicable, satisfies/satisfy one of the following:

(i)

The respective Seller is an accredited investor for purposes of Rule 501 under the Securities Act;

(ii)

The respective Seller is a corporation, partnership or similar entity not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iii)

The respective Seller is a natural person whose individual net worth, or joint net worth with the respective Seller’s spouse, at the time of the acquisition of the Purchaser Stock exceeds $1,000,000;

(iv)

The respective Seller is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the respective Seller’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(v)

The respective Seller is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Purchaser Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act;

(vi)

The respective Seller is an entity in which all of the equity owners are accredited investors; or

(vii)

The respective Seller, if not an accredited investor, possesses such expertise, knowledge and sophistication in financial and business matters generally, and familiarity with this investment, that together with its investment advisers it is capable of evaluating the merits and economic risks of acquiring the Purchaser Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
RELATING TO THE PARTNERSHIP

Except as set forth in the schedule dated the date of this Agreement from the Partnership to Purchaser (the “Partnership Disclosure Schedule”), each of the physician owners of the PSHS Seller and the Sellers, jointly and severally, hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (or, to the extent that a representation or warranty expressly relates to an earlier date, as of such earlier date), as follows:

Section 3.1 Organization and Standing; Books and Records.

(a)

Except as set forth in Section 3.1(a) of the Partnership Disclosure Schedule, the Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, which jurisdiction is set forth in Section 3.1 of the Partnership Disclosure Schedule.  The Partnership has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted (the “Business”) at the locations for which such Business is presently being conducted (the “Business Locations”). Except as set forth in Section 3.1(a) of the Partnership Disclosure Schedule, the Partnership is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary.

(b)

Except as set forth in Section 3.1(b) of the Partnership Disclosure Schedule, the Partnership has made available to Purchaser true and complete copies of the certificate of limited partnership, as amended to date, and the Partnership Agreement of the Partnership. All actions taken by the Partnership, including those taken by its general partner, limited partners, and employees, of the type required to be reflected in its minute books will be reflected in the Partnership’s minute books which are to be made available to Purchaser at least 5 days prior to Closing. No material action of a type which would normally appear in a partnership’s minute books has been taken by the Partnership that has not been otherwise disclosed to Purchaser. As of the Closing Date, the minute books of the Partnership will have been made available for inspection by Purchaser and will be true and complete.

Section 3.2 The Partnership Interests.

(a)

The PSHS Seller has a 48 % partnership interest in the Partnership as the general partner; the Lustgarten Seller has a 10 % partnership interest in the Partnership as a limited partner; the DeMeo Seller has a 20 % partnership interest in the Partnership as a limited partner; the Scuderi Seller has a 4% partnership interest in the Partnership as a limited partner; the Corces Seller has a 10 % partnership interest in the Partnership as a limited partner ; the Torres Limited Partner has a 1% partnership interest in the Partnership as a limited partner; the Zaslow Limited Partner has a 3% partnership interest in the Partnership as a limited partner; the Jaen Limited Partner has a 2% partnership interest in the Partnership as a limited partner; and the Azar Limited Partner has a 2% partnership interest in the Partnership as a limited partner (collectively, the “Issued and Outstanding Partnership Interests”) ..  Except for the Issued and Outstanding Partnership Interests, there are no units, partner interests or other equity securities of the Partnership issued, reserved for issuance or outstanding. The Issued and Outstanding Partnership Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the Florida Revised Uniform Limited Partnership Act, the certificate of limited partnership or limited partnership agreement of the Partnership or any Contract to which the Partnership is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Partnership having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of partnership interests in the Partnership may vote (“Voting Partnership Debt”). Except as set forth in Section 3.2 of the Partnership Disclosure Schedule, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” unit or other equity rights, unit or other equity appreciation rights, equity-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Partnership is a party or by which any of them is bound (i) obligating the Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests in the Partnership or other equity interests in, or any security convertible or exercisable for or exchangeable into any partnership interests in the Partnership of or other equity interest in, the Partnership or any Voting Partnership Debt or (ii) obligating the Partnership to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. There are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership.

(b)

Except for the ownership interests set forth in Section 3.2(b) of the Partnership Disclosure Schedule, the Partnership does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 3.3 Authority; Execution and Delivery; Enforceability.  The Partnership has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by the Partnership of this Agreement and the consummation by the Partnership of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action. The Partnership has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.4 No Conflicts; Consents.  Except as set forth in Section 3.4 of the Partnership Disclosure Schedule, the execution and delivery by the Partnership of this Agreement does not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by the Partnership with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of the Partnership under, any provision of (i) the certificate of limited partnership or the Partnership Agreement of the Partnership, (ii) any Contract to which the Partnership is a party or by which any of its respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to the Partnership or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that do not exceed $2,000 individually or $5,000 in the aggregate. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Partnership in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (A) compliance with and filings with the Agency for Health Care Administration and the Centers for Medicare and Medicaid regarding the sale of the Partnership Interests as provided for, and subject to the terms and conditions, in this Agreement with respect to the Partnership’s ownership and operation of the Ambulatory Surgical Center; and (B) compliance with and filings under the Florida Revised Uniform Limited Partnership Act.

Section 3.5 Financial Statements.

(a)

Section 3.5 of the Partnership Disclosure Schedule sets forth (i) the audited balance sheet of the Partnership as of October 31, 2004 , (ii) the unaudited balance sheet of the Partnership as of April 30, 2005 (the “Balance Sheet”), (iii) the audited statement of income and cash flows of the Partnership for the fiscal year ended October 31, 2004 , and (iv) the unaudited statement of income and cash flows of the Partnership for the three months ended April 30, 200 5 (the financial statements described in this sentence, collectively, the “Financial Statements”). Except (i) as set forth in Section 3.5 of the Partnership Disclosure Schedule, (ii) as described in the notes to the Financial Statements, (iii) that the unaudited interim statements do not include footnote disclosure as required by GAAP and (iv) in the case of the unaudited statements, for normal, year-end adjustments (including recognizing taxes payable and bonus accruals), the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Partnership as of the respective dates thereof and for the respective periods indicated therein.

(b)

Audited financial statements for the Partnership for the stub period commencing on November 1, 2004 and ending on and as of April 30, 2005 , do not exist.

(c)

Except as set forth in Section 3.5(c) of the Partnership Disclosure Schedule, the Partnership has accurately accrued in the Financial Statements for all employee and management bonuses. Section 3.5(c) of the Partnership Disclosure Schedule sets forth a complete and accurate accrual of all bonuses owed to current and former employees and management as of the date of this Agreement and as of the Closing Date.

(d)

Except as set forth in Section 3.5(d) of the Partnership Disclosure Schedule, since April 30, 2005 , (i) the Partnership has paid its accounts payable in a consistent and timely manner and has not altered any of its practices, policies or procedures in paying its accounts payable and (ii) no instance has occurred where the Partnership took any action with regard to any account payable outside of the Ordinary Course of Business.

(e)

Section 3.5(e) of the Partnership Disclosure Schedule identifies all individuals who help in the production of the Financial Statements and the provision of information for the preparation of the same and lists the responsibilities of each such individuals.

Section 3.6 Assets Other than Real Property Interests.

(a)

The Partnership has good and valid title to all assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Section 3.6 of the Partnership Disclosure Schedule or otherwise disposed of since the date of the Balance Sheet in the Ordinary Course of Business, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”), except (i) such Liens as are set forth in Section 3.6 of the Partnership Disclosure Schedule, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, which in the case of this clause (ii) do not exceed $5,000 in the aggregate, (iii) Liens that secure obligations that are reflected as liabilities on the Balance Sheet or Liens the existence of which is referred to in the notes to the Balance Sheet and set forth in Section 3.6 of the Partnership Disclosure Schedule and (iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not impair the continued use and operation of the assets to which they relate in the conduct of the Business of the Partnership as presently conducted (the Liens described in clauses (ii) through (iv) above, together with the Liens referred to in clauses (ii) through (v) of Section 3.7(a), are referred to collectively as “Permitted Liens”).

(b)

This Section 3.6 does not relate to real property or interests in real property, such items being the subject of Section 3.7, or to Intellectual Property, such items being the subject of Section 3.8.

Section 3.7 Real Property.

(a)

Section 3.7 of the Partnership Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the Partnership (individually, an “Owned Property”). Section 3.7 of the Partnership Disclosure Schedule also sets forth a complete list of all real property and interests in real property leased by the Partnership or used by the Partnership and material to its Business and not otherwise owned in fee (individually, a “Leased Property”). The Partnership has good and marketable fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a “Partnership Property”), in each case free and clear of all Liens, except (i) the Liens described in clauses (ii) through (iv) of Section 3.6 above, (ii) such Liens as are set forth in Section 3.7 of the Partnership Disclosure Schedule, (iii) leases, subleases and similar agreements set forth in Section 3.7 of the Partnership Disclosure Schedule, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which the Partnership has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clause (v) above, individually or in the aggregate, impairs the continued use and operation of the Partnership Property to which they relate in the conduct of the Business of the Partnership as presently conducted.

(b)

True and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Partnership Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrance on Partnership Property have been delivered to Purchaser.

Section 3.8 Intellectual Property.  Section 3.8 of the Partnership Disclosure Schedule sets forth a true and complete list of all material Intellectual Property, owned, used, filed by or licensed to the Partnership. The Intellectual Property set forth in Section 3.8 of the Partnership Disclosure Schedule is referred to in this Agreement as the “Partnership Intellectual Property.” With respect to all Partnership Intellectual Property that is registered or subject to an application for registration, Section 3.8 of the Partnership Disclosure Schedule sets forth a list of all jurisdictions in which such Partnership Intellectual Property is registered or registrations were applied for and all registration and application numbers. Except as set forth in Section 3.8 of the Partnership Disclosure Schedule, (i) all the Partnership Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the Business of the Partnership as presently conducted, (ii) the Partnership is the sole and exclusive owner of, and the Partnership has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all the Partnership Intellectual Property, and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights and (iii) during the past two years, the Partnership has not received any written communication from any Person asserting any ownership interest in or claiming any infringement by any Partnership Intellectual Property.

Section 3.9 Contracts.

(a)

A true and complete copy of all Contracts set forth in Section 3.9 of the Partnership Disclosure Schedule has heretofore been made available to the Purchaser by the Partnership. Except as set forth in Section 3.9 of the Partnership Disclosure Schedule, the Partnership is not a party to or bound by any:

(i)

covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) that limits the conduct of the Business of the Partnership as presently conducted;

(ii)

Contract (other than this Agreement) with (A) any of Sellers , Nonselling Partners, or any Affiliate of any of said parties (other than the Partnership) or (B) any officer, director or employee of the Partnership, any of Sellers , Nonselling Partners, or any Affiliate of any of said parties ;

(iii)

lease, sublease or similar Contract with any Person (other than the Partnership) under which the Partnership is a lessor or sublessor of, or makes available for use to any Person (other than the Partnership), (A) any Partnership Property or (B) any portion of any premises otherwise occupied by the Partnership;

(iv)

license, sublicense, option or other agreement relating in whole or in part to the Partnership Intellectual Property (including any license or other agreement under which the Partnership is licensee or licensor of any Intellectual Property);

(v)

Contract under which the Partnership has borrowed any money from, or issued any note, bond, debenture or under which the Partnership has incurred Indebtedness to, any Person (other than the Partnership) or any other note, bond, debenture or other Indebtedness of the Partnership (other than in favor of the Partnership) in any such case which, individually, is in excess of $2,000;

(vi)

Contract (including any so-called take-or-pay or keepwell agreements) under which (A) any Person other than the Partnership, has directly or indirectly guaranteed Indebtedness or Liabilities of the Partnership; (B) the Partnership has directly or indirectly guaranteed Indebtedness or Liabilities of any Person, other than the Partnership (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business), in any such case which, individually, is in excess of $2,000; or (C) the Partnership has agreed to indemnify any third party;

(vii)

Contract under which the Partnership has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, a Person (other than the Partnership and other than extensions of trade credit in the Ordinary Course of Business), in any such case which, individually, is in excess of $2,000;

(viii)

material Contract granting a Lien (other than Permitted Liens) upon any Partnership Property or any other asset owned by the Partnership;

(ix)

Contract for the sale of any asset of the Partnership with a book value of $2,000 individually or $5,000 in the aggregate (other than inventory sales in the Ordinary Course of Business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the Ordinary Course of Business after the date of this Agreement and not in violation of this Agreement;

(x)

Contract with or license or Permit by or from any Governmental Entity;

(xi)

Contract for any joint venture, partnership or similar arrangement;

(xii)

Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment or receipt over the life of such Contract in excess of $5,000 by the Partnership;

(xiii)

Contract that has an aggregate future Liability to any Person (including the Partnership) in excess of $5,000 and is not terminable by the Partnership by notice of not more than 90 days for a cost of less than $1,000 (including purchase orders and sales orders except purchase orders and sales orders entered into in the Ordinary Course of Business after the date of this Agreement and not in violation of this Agreement); or

(xiv)

Contract other than as set forth above to which the Partnership is a party or by which it or any of its assets or Businesses is bound or subject that is material to the Business of the Partnership or the use or operation of its assets, including payor Contracts.

(b)

Except as set forth in Section 3.9 of the Partnership Disclosure Schedule, all Contracts listed in Section 3.9 of the Partnership Disclosure Schedule (the “Partnership Contracts”) are valid, binding and in full force and effect and, to the knowledge of the

Partnership, are enforceable by the Partnership in accordance with their terms. Except as set forth in Section 3.9 of the Partnership Disclosure Schedule, the Partnership has performed all material obligations required to be performed by it to date under the Partnership Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of the Partnership, no other party to any Partnership Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Partnership has not, except as disclosed in Section 3.9 of the Partnership Disclosure Schedule, received any notice of the intention of any party to terminate any Partnership Contract.

Section 3.10 Banking and Insurance.

(a)

Section 3.10 of the Partnership Disclosure Schedule contains a true and complete list of the names and locations of all financial institutions at which the Partnership maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement and the names of all persons authorized to draw against any funds therein.

(b)

The Partnership is not required by any Governmental Authorities to maintain or be insured under any insurance.  The Partnership is insured under policies of insurance (including, without limitation, malpractice, commercial general liability and commercial property) issued by insurers of recognized responsibility insuring the Partnership and its assets and Business against such losses and risks, and in such amounts, as the Partnership believes are customary for limited partnerships engaged in the same or similar businesses and similarly situated, and except as disclosed in Section 3.10 of the Partnership Disclosure Schedule none of such losses or risks are self- or co-insured by the Partnership (except with respect to customary deductibles and retainages). Section 3.10 of the Partnership Disclosure Schedule describes each insurance policy (specifying the insured, the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the estimated annual premium for the current year and, if reasonably available, the next year, and any pending claims thereunder) maintained by the Partnership. The insurance policies owned and maintained by the Partnership are set forth in Section 3.10 of the Partnership Disclosure Schedule. Except as set forth in Section 3.10 of the Partnership Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 3.11 Taxes.

(a)

Except as set forth in Section 3.11 of the Partnership Disclosure Schedule, (i) all Tax Returns required to be filed by the Partnership and the Sellers with respect to the Partnership have been timely filed, such Tax Returns are accurate in all respects and all Taxes due by the Partnership and its partners (regardless of whether shown on any such Tax Returns) have been paid or are being contested in good faith; (ii) the most recent audited financial statements for the Partnership reflect an adequate reserve for all Taxes payable by the

 Partnership for all taxable periods and portions thereof through the date of such financial statements; (iii) no request has been made for any extension of time within which to file any Tax Returns required to be filed by or with respect to the Partnership that have not since been filed; (iv) no Tax Return of the Partnership has been audited or the subject of other Proceedings by any Governmental Entity, there are no ongoing audits, examinations or other administrative or court proceedings involving Taxes that relate to the Partnership, and the Partnership has not received any written request for information related to Taxes from any Governmental Entity or any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to Taxes; (v) no deficiencies for any Tax have been proposed, asserted or assessed against or with respect to the Partnership or its partners that have not been settled and paid; (vi) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by or with respect to the Partnership; (vii) the Partnership is not a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes. Purchaser has heretofore been furnished by the Partnership with true, correct and complete copies of each federal and each other material Tax Return of the Partnership with respect to fiscal years 2001, 2002 and 2003, and of all reports of, and communications from, any Governmental Entities relating to such periods. The Partnership has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for sales Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. Section 3.11 of the Partnership Disclosure Schedule lists all states to which any Tax in excess of $1,000 is properly payable by the Partnership.

(b)

Except as set forth in Section 3.11 of the Partnership Disclosure Schedule, the Partnership is not a party to any agreement or plan that could after the Closing Date require the Partnership to make a payment that would result in (i) an “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (ii) a payment that is not fully deductible as a result of section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law). The Partnership has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. The Partnership is not and has never been included in a consolidated federal income Tax Return and has no liability for the Taxes of any other Person as a transferee or successor, by contract, or otherwise. The Partnership has not distributed stock of another Person, nor had its equity distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code. Except as set forth in Section 3.11(b) of the Partnership Disclosure Schedule on the Closing Date, the Partnership has not participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2) required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4.

(c)

The Partnership will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

Section 3.12 Proceedings.  Section 3.12 of the Partnership Disclosure Schedule sets forth a list as of the date of this Agreement of each pending or, to the knowledge of the Partnership, threatened suit, action or proceeding (a “Proceeding”) against the Partnership or any officer or director of the Partnership in his capacity as an officer or director that (a) relates to or involves amounts of more than $1,000, (b) seeks any material injunctive relief, (c) relates to or involves any claim of sexual harassment or a directly related claim or (d) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth in Section 3.12 of the Partnership Disclosure Schedule, the Partnership is not a party or subject to or in default under (i) any Judgment or (ii) any Proceeding initiated by the Partnership, against any other Person.

Section 3.13 Benefit Plans.

(a)

Section 3.13(a) of the Partnership Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other material compensation, bonus, pension, profit sharing, deferred compensation, unit or other equity ownership, unit or other equity purchase, unit or other equity option, phantom equity, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plan, program, policy and arrangement maintained or contributed to (or required to be contributed to) for the benefit of any current or former employee, officer or director of the Partnership and with respect to which the Partnership would reasonably be expected to have direct or contingent Liability (the “Partnership Benefit Plans “).

(b)

Except as set forth in Section 3.13(b) of the Partnership Disclosure Schedule, (i) none of the Partnership Benefit Plans is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (ii) none of the Partnership Benefit Plans (other than coverage mandated under Applicable Law) provides retiree medical or life insurance benefits to any Person; (iii) each Partnership Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations; (iv) neither the Partnership nor any entity required to be treated as a single employer with the Partnership under Section 414 of the Code has any unsatisfied Liability under Title IV of ERISA; (v) as of the date of this Agreement, there are no pending or, to the knowledge of the Partnership, threatened investigations, claims or lawsuits in respect of any Partnership Benefit Plan; (vi) except as set forth on the Partnership Disclosure Schedule, no current or former employee, officer or director of the Partnership will become entitled to any material payment, benefit or right, or any materially increased and/or accelerated payment, benefit or right, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. No Partnership Benefit Plan to which the Partnership has contributed or is or was required to contribute within the last seven years has any unfunded vested benefits or Liabilities which could result in any withdrawal Liability to the Partnership were the Partnership to effect a “complete withdrawal” or “partial withdrawal” from such Partnership Benefit Plan. Except as set forth in Section 3.13(b) of the Partnership

Disclosure Schedule, no Partnership Benefit Plan to which the Partnership has contributed or is or was required to contribute within the last seven years has any unvested benefits or Liabilities. The Partnership has no unfunded or under funded Liability or Liabilities to any Partnership Benefit Plan.

Section 3.14 Employees and Labor Matters.

(a)

Except as otherwise disclosed in Section 3.13 of the Partnership Disclosure Schedule, Section 3.14(a) of the Partnership Disclosure Schedule contains a true and complete list of all employment or employment related Contracts with any current or former officer, director, employee or consultant that involve an unsatisfied Liability of the Partnership in excess of $2,000, and true and complete copies of all such employment or employment related Contracts have been delivered to Purchaser.

(b)

Except for the employment agreements set forth in Section 3.14(b) of the Partnership Disclosure Schedule or as otherwise set forth in such Section of the Disclosure Schedule, neither Purchaser nor the Partnership will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Partnership from and after the Closing or have any Liability for any severance payments to or similar arrangements (including bonuses) with any such person who shall cease to be an employee or consultant of the Partnership at or prior to the Closing.

(c)

Except as set forth in Section 3.14(c) of the Partnership Disclosure Schedule, (i) there is not occurring, and there has not occurred during the previous five years, or, to the knowledge of the Partnership, been threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against either Partnership or its premises or products; (ii) there are, and during the previous five years have been, no complaints or grievances known to the Partnership by any union, other group, or class of employees or other persons which are unsettled or unresolved; and (iii) to the knowledge of the Partnership, no union or other labor organization has attempted to organize any of the employees of the Partnership.

(d)

Except as set forth in Section 3.14(d) of the Partnership Disclosure Schedule, the Partnership has complied with all legal requirements relating to employment and labor. Except as set forth in Section 3.14(d) of the Partnership Disclosure Schedule, there are, and since the formation of the Partnership have been, and to the knowledge of the Partnership in the two years prior to the formation of the Partnership, no complaints or grievances that have been formally filed with the Partnership or any Governmental Entity by any employee, consultant, customer or vendor of the Partnership or former employee, consultant, vendor or customer of the Partnership which are unsettled or unresolved relating to claims of sexual harassment or related claims arising out of the same facts and circumstances concerning any officer or director of the Partnership. Except as otherwise disclosed in Section 3.14(d) of the Partnership Disclosure Schedule, to the knowledge of the Partnership and Sellers, no facts or circumstances exist that would reasonably be expected to result in a claim of wrongful termination, employment discrimination, sexual harassment or other related claim by any current or former employee of the Partnership against the Partnership or partner of the Partnership in their capacity as a director or officer.

Section 3.15 Absence of Changes or Events.  Except as set forth in Section 3.15 of the Partnership Disclosure Schedule, from the date of the Balance Sheet to the date of this Agreement, (i) there has not been any event or occurrence that has resulted in a Partnership Material Adverse Effect; (ii) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Partnership (whether or not covered by insurance) having a net book value in the aggregate in excess of $2,000; (iii) the Partnership has not (x) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any of the partnership interests in the Partnership or other securities, or (y) repurchased, redeemed or otherwise reacquired any partnership interests in the Partnership or other securities; (iv) the Partnership has not purchased or otherwise acquired any assets from any other Persons for consideration in the aggregate in excess of $2,000, except for supplies acquired by the Partnership in the Ordinary Course of Business; (v) the Partnership has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness in an aggregate amount in excess of $20,000; (vi) the Partnership has not incurred, assumed or otherwise become subject to any Liability in an aggregate amount in excess of $5,000, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred by the Partnership in bona fide transactions entered into in the Ordinary Course of Business; (vii) the Partnership has not changed any of its methods of accounting or accounting practices in any respect; (viii) the Partnership has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (ix) the Partnership has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(iii)” through “(viii)” above.

Section 3.16 Compliance With Laws and Orders.

(a)

Compliance.  Except as set forth in section 3.16 of the Partnership Disclosure Schedule, the Partnership and its Business (including each and all of its operations, practices, properties and assets) is in compliance with all applicable laws and orders, including, without limitation, those applicable to discrimination in employment, Medicare, Medicaid, insurance billings, providing of medical services, sales of medication and durable medical equipment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising.  Except as set forth in section 3.16 of the Partnership Disclosure Schedule, neither the Sellers nor the Partnership has received notice of any violation or alleged violation of, and are subject to no Liability for past or continuing violation of, any laws or orders with respect to the Partnership and the operation of the Business.  All reports and returns required to be filed by the Sellers or the Partnership with any Government Entity have been filed, and were accurate and complete when filed.  Without limiting the generality of the foregoing:

(i)

The operation of the Business as it is now conducted does not, nor does any condition existing at the Business Locations, in any manner constitute a nuisance or other tortuous interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of the Business or the manner in which it is now conducted.

(ii)

The Partnership has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments where it is required to maintain such accounts with respect to the operations of the Business, and each of such accounts has a positive balance.

(iii)

The Partnership has timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof.  There are no claims, actions, payment reviews, or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, the Florida Department of Health and Rehabilitative Services, the Florida Board of Medicine or any other state or federal agency with respect to any Medicare or Medicaid claims filed by the Partnership on or before the Closing or program compliance matters, which would adversely affect the Partnership, the Business, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to the Sellers (other than normal, routine reviews) has been conducted by any commission, board or agency in connection with the practice of medicine or any Medicare or Medicaid program, and no such reviews are scheduled, pending or, threatened against or affecting the Sellers or the consummation of the transactions contemplated hereby.

(iv)

Neither the Sellers, the Partnership nor any person or entity providing services for the Partnership have engaged in any activities which are prohibited under 42 U.S.C. Section 1320a-7b or the regulations promulgated thereunder, pursuant to such statutes or any other related state or local statutes and regulations, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its, his or her own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration kickback, bribe or rebate, directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration in return for (e) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (f) purchasing, leasing or ordering, or arranging for or recommending purchasing, leasing or ordering, any medication, goods, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.  No physician (or his or her immediate family members) having a “financial relationship” with the Partnership, as that term is defined in 42 U.S.C. Section 1395nn, is in a position, directly or indirectly, to refer patients or services to the Partnership, or any such referral complies with the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

(v)

The Partnership has filed when due any and all material cost reports and other documentation and reports, if any, required to be filed by third-party payors and governmental agencies in compliance with applicable contractual provisions and/or laws, regulations and rules.

(b)

Licenses and Permits. The Partnership has all licenses, permits, approvals, authorizations and consents of all Government Entities and insurance companies including Medicare, Medicaid and all certificates, licenses and permits required for the conduct of the Business. Except as set forth in Disclosure Schedule 4.5(b), the Partnership and the Business (including its operations, properties and assets) are and have been in compliance with all such permits and licenses, approvals, authorizations and consents.

Section 3.17 Environmental Matters.  Except as set forth in Section 3.17 of the Partnership Disclosure Schedule and except as would not have a Partnership Material Adverse Effect, (a) the Partnership has obtained, and is in compliance with, all Permits required under Environmental Laws for the Partnership to conduct its Business as that business is conducted by the Partnership on the Closing Date and to conduct its Business, as that business is conducted on the Closing Date, on any property owned, leased or operated by the Partnership on the Closing Date, (b) the Partnership is in compliance with all Environmental Laws required to conduct its business as that Business is conducted by the Partnership on the Closing Date and to conduct its Business, as that business is conducted on the Closing Date, on any property owned, leased or operated by the Partnership on the Closing Date, (c) neither the Sellers nor the Partnership has received any (i) written communication from a Governmental Entity that alleges that the Partnership is not in compliance with, or is liable under, any Environmental Law, the substance of which has not been materially resolved; (ii) any written request for information pursuant to any Environmental Law alleging that the Partnership is a “potentially responsible party” with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material by the Partnership or from any property owned, leased or operated by the Partnership; (iii) any written notice from any Governmental Entity listing or proposing to list any property currently owned, operated or leased by the Partnership or any property at which the Partnership has disposed of or to which the Partnership has otherwise transported Hazardous Materials on the National Priorities List promulgated pursuant to CERCLA or any equivalent state priority list of sites requiring investigation or cleanup; (d) there are no, and to the knowledge of the Partnership have never have been any, underground storage tanks owned or operated by the Partnership at any premises currently owned or leased by the Partnership; and (e) there have not been any releases of any Hazardous Material (i) at, on or under any property currently owned, operated or leased by the Partnership or (ii) to the knowledge of the Partnership and Sellers, at, on, or under any property to which the Partnership has disposed of or otherwise transported Hazardous Materials that, in the case of either (i) or (ii) could reasonably be expected to form the basis of any claim against the Partnership under any Environmental Law.

Section 3.18 Transactions with Affiliates.  Except as set forth in Section 3.18 of the Partnership Disclosure Schedule, none of the Contracts set forth in Section 3.9 of the Partnership Disclosure Schedule between the Partnership, on the one hand, and any of the Sellers , Nonselling Partners, or any Affiliates of any of said parties , on the other hand, will continue in effect subsequent to the Closing.

Section 3.19 Suppliers/Payors.  Except as set forth in Section 3.19 of the Partnership Disclosure Schedule, the Partnership does not have any supplier from whom it purchased more than 10% of the total amount of goods and services which it purchased during its most recent fiscal year.  Except as set forth in Section 3.19 of the Partnership Disclosure Schedule, the Partnership does not have any payor from whom it received more than 10% of the total amount of revenues from services it rendered during its most recent fiscal year.

Section 3.20 Private Offering.  None of Sellers, the Nonselling Partners, the Partnership, their Affiliates or their representatives has issued, sold or offered any securities of the Partnership to any person under circumstances that would cause the sale of the Partnership Interests, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act “). None of the Sellers, the Nonselling Partners, the Partnership, their Affiliates or their representatives will offer the partnership interests of the Partnership or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the sale of the Partnership Interests subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Purchaser contained in Section 4.5 are true and correct, the sale and delivery of the Partnership Interests hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.21 No Undisclosed Liabilities.  To the knowledge of the Partnership and the Sellers, as of the date hereof, except for (i) any Liabilities set forth on Section 3.5 or 3.21 of the Partnership Disclosure Schedule, (ii) Liabilities set forth or provided for on the Balance Sheet or the notes thereto, (iii) Liabilities which have arisen after January 31, 2005 in the Ordinary Course of Business, (iv) any Indebtedness, (v) accounts payable or accrued expenses (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP), and (vi) Liabilities under the Contracts listed in Section 3.9 of the Partnership Disclosure Schedule to the extent that the existence of such Liabilities is reasonably ascertainable solely by reference to the Contracts, (A) the Partnership has no Liabilities of the type required to be disclosed as provided for in financial statements or in the notes thereto in accordance with GAAP and (B) other than those that may exist or occur in the Ordinary Course of Business, there exist no facts or circumstances that in the Partnership’s reasonable judgment would be likely to give rise to a Liability of the type required to be disclosed as provided for in financial statements or in the notes thereto in accordance with GAAP.

Section 3.22 Standard Warranties.  Section 3.22 of the Partnership Disclosure Schedule contains a true and complete description of the standard warranties granted or made with respect to products sold or services rendered by the Partnership.

Section 3.23 Questionable Payments.  Neither the Partnership nor the Sellers have (a) used any partnership funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from partnership funds, (c) established or maintained any unlawful or unrecorded fund of partnership monies or other assets, (d) made any false or fictitious entries on the books of account of the Partnership or (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.24 Accounts Receivable.  All accounts receivable of the Partnership reflected on the Balance Sheet and all accounts receivable of the Partnership that have arisen since the date of the Balance Sheet (except such accounts receivable as have been collected since such date) arose in the Ordinary Course of Business, to the knowledge of the Partnership are valid and enforceable claims. The goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, agreements and specifications. Except as set forth in Section 3.24 of the Partnership Disclosure Schedule, to the knowledge of the Partnership, such accounts receivable of the Partnership are subject to no valid defense, offset or counterclaim and can be collected in the full amount thereof, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet. Section 3.24 of the Partnership Disclosure Schedule contains a true complete aging of the Partnership’s accounts receivable as of the date of the Balance Sheet.

Section 3.25 Indemnification Claims.  Section 3.25 of the Partnership Disclosure Schedule sets forth all indemnification claims made by Sellers or the Partnership relating to any Contract or agreement to purchase assets by the Sellers for the benefit of the Partnership or by the Partnership for the benefit of itself.

Section 3.26 Purchase Orders.  Except as set forth on Section 3.26 of the Partnership’s Disclosure Schedule, (i) there were no individual purchase orders outstanding on January 31, 2005 in excess of $5,000, (ii) there are no outstanding individual purchase orders in excess of $5,000 as of the date hereof, and (iii) purchase orders issued after the date hereof, will be in accordance with Section 5.1.

Section 3.27  Malpractice.  Except as set forth on Section 3.27 of the Partnership’s Disclosure Schedule Disclosure, the Partnership, its professional employees and professional contractors (which does not include medical staff physicians who use the Ambulatory Surgical Center pursuant to privileges) have been continuously insured for professional malpractice claims during the five (5) years immediately preceding the Closing.  Section 3.27 of the Partnership Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand and 00/100 Dollars ($5,000) per occurrence filed by the Partnership, its professional employees or professional contractors during the five (5) years immediately preceding the Closing, including professional malpractice liability claims.  The Partnership has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the Business in which it has engaged during the aforementioned period.  Additionally, the medical staff physicians who have performed professional services at the Ambulatory Surgical Center pursuant to privileges during the five (5) years immediately preceding the Closing have been in compliance with the minimal necessary requirements of Florida law governing financial responsibility with respect to his or her physician practice and his or her performance of surgeries at the Ambulatory Surgical Center (currently financial responsibility requirements are described in Florida Statutes Sections 458.320 and 459.0085, as applicable).

Section 3.28 Health Care Compliance.  The Partnership is participating or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements set forth in Section 3.27 of the Partnership Disclosure Schedule.  All

necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. The Partnership and the Sellers are in compliance in all material respects with the requirements of all such third-party payors applicable thereto.  None of the Partnership’s physician employees, partners, or immediate family members of the partners, have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

Section 3.29 Fraud and Abuse.  The Partnership’s physician employees and all persons and entities providing professional services for the Partnership have not engaged in any activities which are prohibited under 42 U.S.C. Section 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration: (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.  The Partnership has at all times complied with the requirements of Florida Statutes which prohibit physicians who have an ownership, investment or beneficial interest in certain health care facilities from referring patients to such facilities for the provisions of designated and other health services, and has at all times complied with the Florida Statutes.  Furthermore, the Partnership has filed all reports required to be filed by the State of Florida and federal law regarding compensation arrangements and financial relationships between a physician and an entity to which the physician refers patients.

Section 3.30 Legal Compliance.  The Sellers, the Partnership and their Affiliates have complied with all applicable Laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Knowledge of the Partnership, threatened against the Partnership or the Business alleging any failure so to comply.  All physicians and other health care professionals engaged or employed by the Partnership have all permits and licenses required by applicable Law, have made all required regulatory filings and are not in violation of any such permit or license.  The Partnership and the Business is lawfully operated in accordance with the requirements of all applicable Laws and has in full force and effect all authorizations and permits necessary to operate a medical practice.  There are no outstanding notices of deficiencies relating to the Partnership or the Business issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority or third-party payor.  Neither the Sellers nor the Partnership has received notice and the Partnership has no Knowledge or reason to believe that, such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

Section 3.31 Rates and Reimbursement Policies.  The jurisdiction in which the Partnership is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by the Partnership except for restrictions promulgated by Florida law and regulation on charging of excessive fees and limitations on charges for and profits from the sale of medications, goods and devices and free samples.  The Partnership does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program.  The Partnership has no Knowledge of any applicable Law, which affects rates or reimbursement procedures which has been enacted, promulgated or issued  preceding the date of this Agreement or any such legal requirement proposed or currently pending in the State of Florida which could have a Partnership Material Adverse Effect, or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients of the Partnership or require the Partnership to obtain any necessary authorization which the Partnership does not currently possess. The Partnership has no Knowledge of any impending proposed reduction in reimbursement from third party or other payors nor Knowledge of any threatened termination of payor contracts.

Section 3.32 Medical Staff.  Except as set forth on Section 3.32 of the Partnership Disclosure Schedule, the Partnership has no Knowledge of a physician who is providing services on behalf of the Partnership who plans, or has threatened to terminate his or her employment or other relationship with the Partnership.

Section 3.33 Medical Providers.  With the exception of the sale contemplated by this Agreement, none of the partners of the Partnership, nor any of the physician partners of the PSHS Seller nor any of the other medical staff physicians who have privileges to perform professional services at the Ambulatory Surgical Center have threatened to discontinue or to terminate his or her relationship with the Partnership and/or the provision of services at the Ambulatory Surgical Center owned and operated by the Partnership.  None of the partners of the Partnership who are licensed to practice medicine, nor any of the physician partners of the PSHS Seller nor any of the other medical staff physicians who have privileges to perform professional services at the Ambulatory Surgical Center plans to retire from the practice of medicine in the next five (5) years.  The Partnership’s credentialing files for the five (5) years preceding the Closing Date are set forth in Section 3.33 of the Partnership’s Disclosure Schedule.  Additionally, during the five (5) years preceding the Closing Date, each of the partners of the Partnership who are licensed to practice medicine as of the Closing Date and each of the physician partners of the PSHS Seller:

(a)

Licenses.  Has been duly licensed and registered, and in good standing by the State of Florida to engage in the practice of medicine, and said license and registration have not been suspended, revoked or materially restricted in any manner;

(b)

Controlled Substances.  Has current controlled substances registrations issued by the State of Florida and the U.S. Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

(c)

Actions.  Except as set forth on Section 3.33 of the Partnership Disclosure Schedule, has not been a party or subject to:

(i)

Malpractice Actions.  Any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree;

(ii)

Disciplinary Proceedings.  Any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, physical therapy school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

(iii)

Criminal Proceedings.  Any criminal complaint, indictment or criminal proceedings;

(iv)

Investigation. Any investigation or proceedings, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback or fee-splitting laws, or engaging in other billing improprieties;

(v)

Mental Illnesses.  Any organic or mental illness or condition that impairs or may impair such physician’s ability to practice;

(vi)

Substance Abuse.  Any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

(vii)

Professional Ethics.  Any allegation, or any investigation or proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to his or her practice; or

(viii)

Application for Licensure.  Any denial or involuntary withdrawal of an application in any state for licensure as a physician, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

Section 3.34 Third-party Payors.  Section 3.34 of the Partnership Disclosure Schedule sets forth an accurate, correct and complete list of the Partnership’s third-party payors. Neither the Sellers nor the Partnership has received any notice nor has any Knowledge that any third-party payor intends to terminate or materially reduce its business with, or reimbursement to, the Partnership.  Neither the Sellers nor the Partnership has any reason to believe that any third-party payor will cease to do business with the Partnership after, or as a result of, the consummation of any transactions contemplated hereby.  Neither the Sellers nor the Partnership knows of any fact, condition or event which would adversely affect its relationship with any third-party payor.

Section 3.35 Corporate Practice or Fee Splitting.  The actions, transactions or relationships arising from, and contemplated by, this Agreement does not violate any law, rule or regulation relating to the corporate practice of medicine or fee splitting.  The Partnership and each of the Sellers accordingly agrees that they will not and will not cause any other party, in an attempt to void or nullify this Agreement or any document related to the Transaction or any relationship involving the Partnership to sue, claim, aver, allege or assert that any such document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine or fee splitting.

Section 3.36 HIPAA.  Section 3.36 of the Partnership Disclosure Schedule lists and describes all plans and other efforts of the Partnership to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the final regulations promulgated thereunder, whether such plans and efforts have been put in place or are in process.  Section 3.36 of the Partnership Disclosure Schedule includes but is not limited in any manner whatsoever to any privacy compliance plan of the Partnership is in place or in development, and any plans, analyses or budgets relating to information systems including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

Section 3.37 Improper and Other Payments.

(a)

Neither the Sellers, the Nonselling Partners, Partnership, any employee agent or representative of the Partnership nor any person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person or authority, (b) no contributions have been made, directly or indirectly, by the Partnership to a domestic or foreign political party or candidate; and (c) the internal accounting controls of the Sellers are believed to be adequate to detect any of the foregoing under current circumstances.

Section 3.38 Medical Waste.  With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, the Partnership has complied with all Medical Waste Laws (as hereinafter defined).

“Medical Waste” includes, but is not limited to, (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, and (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.  “Medical Waste” also includes any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. Sections 6992, et seq. (“MWTA”).

“Medical Waste Law” means the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: the MWTA; the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq.; the Occupational Safety and Health Act, 29 USCA §§651 et seq.; the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119; and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

Section 3.39 Certain Representations with respect to the Ambulatory Surgical Center.

(a)

Medicare Participation.  The Partnership with respect to the Ambulatory Surgical Center is qualified for participation in the Medicare program. Complete and accurate copies of the Partnership’s existing Medicare contracts have been furnished to the Purchaser.  The Partnership is presently in compliance with all of the terms, conditions and provisions of such contracts the noncompliance with which would have a Partnership Material Adverse Effect on any such contract.

(b)

Medicaid Participation.  The Partnership with respect to the Ambulatory Surgical Center is qualified for participation in the Medicaid program.  Complete and accurate copies of the Partnership’s existing Medicaid contracts have been furnished to the Purchaser.  The Partnership is presently in compliance with all of the terms, conditions and provisions of such contracts the noncompliance with which would have a Partnership Material Adverse Effect on any such contract.

(c)

CHAMPUS Program.  The Partnership participates in the CHAMPUS program. The Partnership is presently in compliance, in all respects, with all of the terms and conditions of such participation the noncompliance with which would have a Partnership Material Adverse Effect on any such participation.

Section 3.40 Competing Facilities.  Except as set forth in Section 3.40 of the Partnership Disclosure Schedule, attached hereto, the Sellers are not aware of, or otherwise have any knowledge of, any ambulatory surgery center, specialty hospital, hospital or other facility that will provide ambulatory surgery center or outpatient surgical services within a 25 mile radius of the Ambulatory Surgical Center.

Section 3.41 Disclosure.  No representation or warranty by the physician owners of the PSHS Sellers, the Sellers or the Partnership in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Sellers or the Partnership pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.  All statements and information contained in any certificate, instrument, disclosure schedules or document delivered by or on behalf of the Sellers and the Partnership shall be deemed representations and warranties by the Sellers, the physician owners of the PSHS Seller and the Partnership.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the schedule dated the date hereof from Purchaser to the Sellers (the “Purchaser Disclosure Schedule”), Purchaser hereby represents and warrants to Sellers, as of the date of this Agreement and as of the Closing Date (or, to the extent that a representation or warranty expressly relates to an earlier date, as of such earlier date), as follows:

Section 4.1 Organization, Standing and Power.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby (a “Purchaser Material Adverse Effect”). Purchaser has made available true and complete copies of the certificate of incorporation and by-laws of Purchaser, as amended to date.

Section 4.2 Authority; Execution and Delivery; Enforceability.  Purchaser has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3 No Conflicts; Consents.  The execution and delivery by Purchaser of this Agreement do not and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Purchaser with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Purchaser Material Adverse Effect. No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (A) compliance with State of Florida, Medicare and Medicaid laws and regulations and filings with the Agency for Health Care Administration and the Centers for Medicare and Medicaid with respect to the  Ambulatory Surgical Center which the Partnership owns and operates, (B) compliance with and filings and notifications under the Florida Revised Uniform Limited Partnership Act, and (C) any Consent, registration, declaration or filing the failure of which to obtain or make would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.4  Securities Act.  The Partnership Interests purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Partnership Interests so acquired by it in violation of any of the registration requirements of the Securities Act.

Section 4.5 Purchaser Stock.  All of the Purchaser Stock will be validly issued to the respective Sellers, fully paid and non-assessable.  PainCare will deliver, good and marketable title to the respective Sellers to the Purchaser Stock, which shares shall be fully paid and non-assessable and except as otherwise provided in this Agreement shall be free and clear of all Liens.

ARTICLE V

COVENANTS

Section 5.1 Covenants Relating to Conduct of Business.

(a)

Except for matters set forth in Section 5.1 of the Partnership Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, from the date of this Agreement to the Closing, the Partnership shall conduct its Business in the Ordinary Course of Business and use reasonable best efforts to keep intact its Business, keep available the services of its general partner, employees and agents and maintain its relations and good will, preserve its relationships with patients, doctors, customers, suppliers, licensors, licensees, distributors landlords, creditors, employees, agents and others having business relationships with it. The Partnership shall not take any action that would result in any of the conditions to the purchase and sale of the Partnership Interests set forth in Article VI not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Section 5.1 of the Partnership Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, the Partnership shall not do any of the following without the prior written consent of Purchaser (which consent may not be unreasonably withheld):

(i)

amend its certificate of limited partnership or limited partnership agreement;

(ii)

declare or pay any dividend or make any other distribution to its partners whether or not upon or in respect of any of its partnership interests or other equity interest;

(iii)

issue any units, partnership interests, or other equity interest or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any partnership interests in the Partnership or other equity interest;

(iv)

adopt or amend any Partnership Benefit Plan (or any plan that would be a Partnership Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association;

(v)

except for the matters set forth in Section 5.1 of the Partnership Disclosure Schedule, establish or adopt any employee benefit plan or make any profit-sharing or similar payment to any of its directors, officers, employees or independent contractors;

(vi)

pay any bonus, increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its partners, employees or independent contractors, except for any items not in excess of $500 individually or $5,000 in the aggregate;

(vii)

incur or assume any Liabilities, obligations or Indebtedness for borrowed money or guarantee any such Liabilities, obligations or Indebtedness, other than in the Ordinary Course of Business;

(viii)

permit, allow or suffer any of its assets to become subjected to any Lien (other than Permitted Liens) of any nature whatsoever that is not set forth on Section 3.6 of the Partnership Disclosure Schedule and would have been required to be set forth in Section 3.6 or 3.7 of the Partnership Disclosure Schedule if existing on the date of this Agreement;

(ix)

pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of the Sellers or any Affiliates of any of the Sellers, except for the matters set forth in Section 5.1 of the Partnership Disclosure Schedule;

(x)

make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

(xi)

acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

(xii)

make or incur capital expenditures that are not currently budgeted and that, in the aggregate, are in excess of $5,000;

(xiii)

sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the Partnership, except inventory sold in the Ordinary Course of Business;

(xiv)

enter into any lease of real property;

(xv)

terminate any insurance policy in effect as of the date hereof or allow any material insurance policy to be terminated, in either case without using reasonable efforts to obtain a replacement insurance policy on comparable terms to the Partnership;

(xvi)

form any subsidiary or acquire the equity of any Person;

(xvii)

commence or settle any Proceeding;

(xviii)

enter into any Contract, transaction or take any other action outside the Ordinary Course of Business;

(xix)

enter into any transaction or take any other action that the Partnership knows will cause or constitute a breach of any representation or warranty made by the Partnership, the physician owners of the PSHS Seller or any of the Sellers in this Agreement;

(xx)

discontinue the payment of its accounts payable that are payable in the Ordinary Course of Business or deviate from or alter any of its practices, policies or procedures in paying accounts payable other than in the Ordinary Course of Business;

(xxi)

make any material modification to any material Contract or Permit; and

(xxii)

make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Partnership, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Partnership or take other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would or could be reasonably expected to increase any Tax liability of the Partnership by an amount in excess of $2,000 for any period ending after the Closing Date; and

(xxiii)

agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 5.1.

(b)

In addition (and without limiting the generality of the foregoing), except as set forth in Section 5.1 of the Partnership Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, the Partnership shall:

(i)

promptly (but in any event, no later than three business days after the applicable matter or event) advise Purchaser in writing of the occurrence of any matter or event that (A) constitutes or would reasonably be expected to constitute a Partnership Material Adverse Effect, (B) resulted or would reasonably be expected to result in a material breach of any of representations and warranties set forth in Article II or Article III of this Agreement or (C) would reasonably be expected to (i) constitute a Seller Material Adverse Effect with respect to Sellers or (ii) adversely affect the ability of the Partnership to consummate the transactions contemplated by this Agreement;

(ii)

confer with Purchaser concerning operational matters of a material nature and otherwise report periodically to Purchaser concerning the status of the Business, operations, and finances of the Partnership;

(iii)

use reasonable best efforts to maintain in full force and effect all Intellectual Property of the Partnership;

(iv)

comply with all Applicable Laws in the operation of the Partnership’s Business;

(v)

cooperate with the Purchaser and use its reasonable best efforts to cause the conditions to the Purchaser’s obligations to close specified in Article VI below to be satisfied and execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement; and

(vi)

upon reasonable request, use reasonable best efforts to arrange meetings with such customers, suppliers, licensors, licensees, distributors, landlords, creditors, employees, agents and others having business relationships with it as the Purchaser shall reasonably designate in order that the Purchaser and the Partnership may confer with such Persons regarding the Partnership and the nature of the transactions contemplated by this Agreement.

Section 5.2 Access to Information.  The Partnership shall afford to Purchaser and its accountants, counsel and other representatives full access, upon reasonable notice during normal business hours during the period prior to the Closing, to all the personnel, properties, books, Contracts, commitments, Tax Returns and records of the Partnership, and, during such period shall make available to Purchaser any information concerning the Partnership as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of the Partnership. Nothing set forth herein shall obligate any employee of the Partnership to unreasonably provide any information regarding the Partnership in any other format or otherwise to manipulate or reconfigure any data regarding the Partnership’s Business, assets, financial performance or condition or operations. Nothing set forth in this Agreement shall require any of the Partnership or the Sellers to provide Purchaser with access to or copies of any information which must be maintained as confidential in accordance with the terms of a written agreement with a third party unless such agreement permits review by a third party bound by a confidentiality agreement or information or mailing data which, in the Partnership’s reasonable judgment, should not be provided to Purchaser until the transactions contemplated hereby have been consummated.

  Termination of Agreements with Sellers and any Affiliates of Sellers.  The Partnership and Sellers shall cause all agreements between the Partnership, on the one hand, and Sellers , Nonselling Partners, or any of said parties ’ Affiliates, on the other hand, to terminate, effective as of the Closing.  This Section  5.3 is not intended and shall not apply to the medical staff privileges of any of the Sellers at the Ambulatory Surgical Center.  All agreements with respect to such privileges shall remain in full force and effect.

Section 5.4 Reasonable Best Efforts.

(a)

On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

(b)

Each of the Partnership and Purchaser shall as promptly as practicable following the execution and delivery of this Agreement, file with the Agency for Health Care Administration and the Centers for Medicare and Medicaid all necessary applications and forms to notify such agencies of the change of ownership of the Partnership with respect to the sale of the Partnership Interests provided for, and subject to the terms and conditions, in this Agreement with respect to the Partnership’s ownership and operation of the Ambulatory Surgical Center in order that as of the Closing Date the Ambulatory Surgical Center will be appropriately licensed under Florida law and have valid Medicare and Medicaid numbers.  Each of the Partnership and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation and filing of such applications and forms.  The Partnership and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from the Agency for Health Care Administration and the Centers for Medicare and Medicaid with respect to such applications and forms and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with applications and forms filed. Any such supplemental information shall be in substantial compliance with the requirements of the applicable laws and regulations. Each party shall use its reasonable best efforts to obtain any clearance required under applicable laws and regulations with respect to the Ambulatory Surgical Center being appropriately licensed under Florida law, and being a valid Medicare and Medicaid provider, as of the Closing Date.

(c)

Prior to the Closing, each party shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the consummation of the Acquisition; provided, however, that no party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than immaterial filing or application fees or nominal amounts owing to such Person).

(d)

The Partnership will exercise all of its rights to cause all Indebtedness owed to the Partnership by Sellers , the Nonselling Partners, or any Affiliate of said parties to be paid in full prior to Closing.

Section 5.5 Expenses; Transfer Taxes.

(a)

Whether or not the Closing takes place, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Purchaser shall be paid by the Purchaser and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Partnership or the Sellers shall be paid by the Sellers.

(b)

All transfer, documentary, sales, use, stamp, registration and applicable real estate transfer or gains and stock transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party required to pay such amounts pursuant to Applicable Law. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

Section 5.6 Brokers or Finders.  Sellers, Purchaser and the Partnership represents, as to itself, themselves and himself, as applicable, and its, their and his Affiliates, as applicable, that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 5.7  Publicity.  From the date hereof through the Closing Date, no press release concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except as such press release may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the press release shall allow the other party reasonable time to comment on such press release in advance of such issuance and shall incorporate the other party’s comments to the extent they are reasonable.

Section 5.8  Further Assurances.  From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Sellers, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

Section 5.9  No Negotiation.  Until such time as this Agreement shall be terminated pursuant to Section 7.1, neither the Partnership nor Sellers shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Purchaser) relating to any business combination transaction involving the

 Partnership, including the sale by Sellers of its, his or their partnership interests in the Partnership, the merger or consolidation of the Partnership or the sale of the Partnership’s Business or any of the assets (other than in the Ordinary Course of Business). The Partnership and Sellers shall notify Purchaser of any such inquiry or proposal within 24 hours of receipt or awareness of the same by such party.

Section 5.10 Notification; Updates to Disclosure Schedules.  During the period between the date hereof and the Closing,  Sellers and the Partnership shall promptly notify Purchaser in writing if they have knowledge of (a) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Sellers or the Partnership in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Sellers or the Partnership in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; (c) any material breach of any covenant or obligation of Sellers or the Partnership; and (d) any event, condition, fact or circumstance that would be reasonably expected to make the timely satisfaction of any of the conditions set forth in Article VI impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.11 requires any change in the Sellers Disclosure Schedule or the Partnership Disclosure Schedule, then the Partnership and the Sellers shall promptly deliver to the Purchaser an update to the applicable Disclosure Schedule specifying such change. Except as provided in Section 8.1(a), no such update shall be deemed to supplement or amend the Sellers Disclosure Schedule or the Partnership Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by Sellers or the Partnership in this Agreement or in any certificate delivered at Closing, (ii) reducing the Sellers Obligations pursuant to Article VIII or (iii) determining whether any of the conditions set forth in Article VI have been satisfied.

Section 5.11 Tax Matters.

(a)

Purchaser shall prepare and file or caused to be prepared and filed all Tax Returns for the Partnership that are required to be filed after the Closing Date; provided , however , that with respect to any Tax Return that includes any taxable period ending on or before the Closing Date or with respect to the portion ending on the Closing Date of any taxable period that includes (but does not end on) such date (each, a “ Pre-Closing Tax Period “), Sellers shall be permitted prior to filing to review and comment on all such Tax Returns and on any amended Tax Returns relating to any Pre-Closing Tax Period which the Purchaser intends to file after the Closing Date. Purchaser shall make any revisions to such Tax returns that are reasonably requested by Sellers. In the event that the Purchaser refuses to make a revision to any Tax Return that is requested by Sellers, Sellers shall have the right prior to making any indemnity payment pursuant to Section 8.2(b)(vii) to request arbitration of the amount pursuant to the procedures set forth in Schedule 5.12, and the arbitrator shall reduce the indemnity payment to which Purchaser would otherwise be entitled if and to the extent that the arbitrator determines the indemnity payment would otherwise be increased as a result of Purchaser’s refusal to make a revision to a Tax Return that was reasonably requested by Sellers. Sellers and Purchaser shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.12 and any audit, litigation or other proceeding with respect to Taxes related to such Tax Returns. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information (in the case of the Sellers, in its possession as of the Closing Date to the extent not previously delivered to Purchaser) which are reasonably relevant to any such audit, litigation or other proceeding and making themselves and their appropriate employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of Sellers agrees (i) to retain (to the extent not previously delivered to Purchaser) all books and records in each of Seller’s possession as of the Closing Date with respect to Tax matters pertinent to the Partnership relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into prior to the Closing Date with any Governmental Entity, and (ii) to give Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Purchaser so requests, to allow Purchaser to take possession of such books and records. Each of Sellers further agrees, upon request, to use its reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(b)

Purchaser will provide Sellers with prompt notice of any written inquiries, audits, examinations or proposed adjustments by the Internal Revenue Service or any other Taxing Authority which relate to Partnership (“Tax Claim”) and which Tax Claim might result in an indemnity payment by Sellers under Section 8.2 hereof; provided, however, that the failure to give such notice shall not affect the indemnification provisions in Section 8.2 except to the extent Sellers have been actually prejudiced as a result of such failure. Sellers shall be entitled at their collective election and expense to control the resolution, disposition and settlement of any Tax Claim that Sellers collectively acknowledge will be indemnifiable in full pursuant to Section 8.2 if determined adversely (an “Indemnified Tax Claim”), using counsel collectively selected by Sellers; provided, however, that such counsel is reasonably satisfactory to Purchaser. Sellers shall not settle any Indemnified Tax Claim that Sellers have collectively elected to control without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). Purchaser shall have the right to participate in all aspects of the defense of an Indemnified Tax Claim that Sellers have collectively elected to control and shall have the right, at its own expense, to employ its own counsel with respect to such Indemnified Tax Claim. Sellers shall endeavor in good faith and use reasonable efforts to advise Purchaser of all proceedings related to the contest of any Indemnified Tax Claim that Sellers have collectively elected to control, all action taken or proposed to be taken by any Taxing Authority with respect to such Indemnified Tax Claim and all action proposed to be taken collectively by Sellers with respect to such Indemnified Tax Claim. Sellers shall promptly notify Purchaser if, in connection with any Indemnified Tax Claim that Sellers have collectively elected to control, any Taxing Authority proposes to make any assessment or adjustment with respect to Tax items of Partnership, which assessments or adjustments might not result in an indemnity payment by the Sellers under Section 8.2. Partnership or Purchaser shall control all proceedings with respect to all Tax Claims other than Indemnified Tax Claims and with respect to Indemnified Tax Claims that Sellers have not collectively elected to control. If Sellers do not collectively elect to control an Indemnified Tax Claim, it shall nonetheless reimburse Purchaser for all reasonable expenses relating to the defense of such Indemnified Tax Claim.

(c)

With respect to a Tax Claim that relates only in part to Taxes that Sellers acknowledges will be indemnifiable pursuant to Section 8.2 if determined adversely (“Joint Tax Claim”), Purchaser will endeavor in good faith and use reasonable efforts to advise Sellers of (A) all proceedings related to the contest of such Joint Tax Claim, (B) all action taken or proposed to be taken by any Taxing Authority with respect to such Joint Tax Claim, and (C) all actions proposed to be taken by Purchaser with respect to such Joint Tax Claim. Purchaser will permit Sellers reasonable opportunity to review the content of documentation, protests, memoranda of fact and law, briefs, and stipulations of fact relating solely to the indemnifiable portion of such Joint Tax Claim. Purchaser will consider in good faith Sellers’ suggestions with respect to any Joint Tax Claim. Purchaser will not settle any portion of a Joint Tax Claim that would give rise to an indemnity payment by Sellers under Section 8.2 without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed).

Section 5.12 The PSHS Seller agrees to make John W. Beebe, Robert Bernstein, and Pamela Hebding available for reasonable amounts of time upon reasonable notice to assist Purchaser in the operation of the Partnership and the Ambulatory Surgical Center for the ninety (90) day time period which immediately follows the Closing Date.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation.  The obligation of Purchaser to purchase and pay for the Partnership Interests and the obligation of Sellers to sell the Partnership Interests to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a)

Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

(b)

No Injunctions or Restraints. No Applicable Law or Injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

Section 6.2 Conditions to Obligation of Purchaser.  The obligation of Purchaser to purchase and pay for the Partnership Interests is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. Taken as a whole, the representations and warranties of Sellers and the Partnership in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, taken as a whole, such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Purchaser shall have received a certificate to that effect signed by each of the Partnership and each of the Sellers.

(b)

Performance of Obligations. Sellers and the Partnership shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Sellers or the Partnership, as the case may be, by the time of the Closing and the Purchaser shall have received a certificate to that effect signed by each of the Partnership and each of the Sellers.

(c)

Authorizations. Purchaser shall have received a certificate of the Partnership and each the Sellers, dated the Closing Date, certifying as to true and accurate copies of all actions taken by the Partnership and the Sellers, as applicable, related to or in connection with this Agreement and the Acquisition, the certificate of limited partnership (certified by the Secretary of State of Florida as of a recent date), and the Amended and Restated Partnership Agreement of the Partnership, and the names, addresses and ownership interest in the Partnership of all partners of the Partnership and the Sellers authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Acquisition.

(d)

Absence of Proceedings. There shall not be pending any Proceeding (i) challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of any material portion of the Business or the Partnership, or to compel the Purchaser, the Partnership or any of their respective Affiliates to dispose of or hold separate any material portion of the Business or assets of the Partnership, in each case as a result of the Acquisition or any of the other transactions contemplated by this Agreement or (iii) seeking to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of the Partnership Interests, including the right to vote the Partnership Interests on all matters properly presented to the partners of the Partnership.

(e)

Consents. Each of the required Consents set forth in Section 3.4 of the Partnership Disclosure Schedule shall have been obtained and be in full force and effect.   The Partnership shall have additionally delivered authorized releases of all Liens of record , if any.   .

(f)

No Partnership Material Adverse Effect. There shall not have occurred any Partnership Material Adverse Effect.

  Support and Services Agreement and On-Site Services Agreement. Spectrum Personnel, Inc. shall have executed and delivered to Purchaser the Support and Services Agreement and the On-Site Services Agreement reflecting terms that meet with the approval of Purchaser

(h)

Certificate. Purchaser shall have received a certificate of the General Partner of the Partnership attaching a true and correct copy of the certificate of limited partnership and the partnership agreement of the Partnership, together with all amendments thereto.

(i)

Partnership Interest Certificates and Partnership Interest Powers. Purchaser shall have received certificates representing the Partnership Interests being sold hereunder by the Sellers duly endorsed to Purchaser or accompanied by unit powers duly endorsed to Purchaser, in proper form for transfer, with appropriate transfer Tax stamps, if any, affixed, or (iii) an affidavit of loss in the event that any such certificates of Sellers shall have been lost or destroyed.

  Other Noncompetition Agreements. Purchaser shall have received an Noncompetition and Confidentiality Agreement executed by the Sellers and the owners of the PSHS Seller and this condition has been satisfied as of the date of this Agreement and as of the Closing Date.

(k)

Account information.  Purchaser shall have received a true and complete list of the numbers or other identification of all the checking accounts, deposit accounts, securities accounts, safety deposit boxes or other deposit or safekeeping arrangements maintained by the Partnership as of the Closing Date.

  Noncompetition and Confidentiality Agreement. Purchaser shall have received an executed counterpart of the Noncompetition and Confidentiality Agreement from Allied Surgical Centers, Inc. and Spectrum Personnel, Inc

  Amended and Restated Partnership Agreement.  The Partnership, Sellers and Purchaser shall have entered into an Amended and Restated Partnership Agreement for the Partnership, to address commercially reasonable issues, such as reasonable redemption provisions, reasonable redemption prices and restrictive covenants, and with all terms of the Amended and Restated Partnership Agreement meeting with the approval of Purchaser

  Management Agreement.  The Partnership and Purchaser shall have entered into a Management Agreement pursuant to which the Purchaser will provide management services to Partnership, and providing for commercially reasonable terms including a reasonable profit to manager, and with all terms of the Management Agreement meeting the approval of the Purchaser.

(o)

Amended Certificate of Limited Partnership.  An Amended and Restated Certificate of Limited Partnership for the Partnership, with terms that meet with the approval of the Purchaser, shall have been filed with the State of Florida, Department of State.

(p)

Estoppel Certificate of Landlord and Consent of Landlord, if Necessary.  The landlord (the “Landlord”) of the premises where the Ambulatory Surgical Center is located shall have executed and delivered to Purchaser and the Partnership an Estoppel Certificate with terms that meet with the approval of the Purchaser, and to the extent the terms of the lease (the “Premises Lease”) for such premises requires the consent of the Landlord with respect to the change in the ownership of the partnership interests of the Partnership as contemplated by, and subject to the terms and conditions of, this Agreement, then the Landlord shall have executed and delivered to Purchaser and the Partnership a written consent to such change in ownership with respect to the continuity of the Premises Lease.

(q)

Financing and Due Diligence.  Purchaser shall have completed acceptable financing in the sole and absolute discretion of Purchaser necessary to compete the transaction contemplated by this Agreement.  Purchaser shall have completed its due diligence review of the Ambulatory Surgery Center and the Partnership, including but not limited to its due diligence review of the medical staff physicians who utilize, or have utilized, the Ambulatory Surgery Center, and determined it is acceptable in the sole and absolute discretion of Purchaser.

(r)

State license, Medicare and Medicaid numbers.  As of the Closing Date the Ambulatory Surgical Center would be appropriately licensed under Florida law and have valid Medicare and Medicaid numbers.

Section 6.3 Conditions to Obligation of Sellers.  The obligation of Sellers to sell is subject to the satisfaction (or waiver by Sellers) on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Purchaser made in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

(b)

Performance of Obligations. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

(c)

Absence of Proceedings. There shall not be pending any Proceeding challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or seeking to obtain damages from Sellers or the Partnership in connection with the Acquisition.

  Registration Rights Agreement. The Purchaser shall have executed and delivered a counterpart to the Registration Rights Agreement.

Section 6.4 Frustration of Closing Conditions.  Neither Purchaser nor Sellers may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its, their or his reasonable best efforts or commercially reasonable best efforts, as applicable, to cause the Closing to occur.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination.

(a)

Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i)

by mutual written consent of Sellers and Purchaser;

(ii)

collectively by Sellers if any of the conditions set forth in Sections 6.1 or 6.3 shall have become incapable of fulfillment, and shall not have been waived by Sellers;

(iii)

by Purchaser if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

(iv)

if all of the conditions set forth in Sections 6.1, 6.2 and 6.3 have not been satisfied or waived by the applicable party or parties within the seventy-five (75) day period which immediately follows the complete execution of this Agreement by all the signatories to this Agreement, then this Agreement shall terminate at the end of such seventy-five (75) day period unless all parties to this Agreement agree in writing that this Agreement shall not terminate at the end of such seventy-five (75) day period.

(b)

In the event of termination by Purchaser or collectively by Sellers pursuant to this Section 7.1, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, Purchaser shall return all documents and other material (including all copies thereof, whether maintained in hard copy, on computer disk or on computer hard drive) received from any of the Sellers or the Partnership relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers.

Section 7.2 Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.6 relating to certain expenses, (ii) Section 5.7 relating to finder’s fees and broker’s fees, (iii) Section 5.8 relating to publicity; and (iv) Section 7.1 and this Section 7.02, each of which shall survive indefinitely. Other than enforcement of such sections referenced in the immediately preceding sentence by Purchaser or Sellers, if applicable, and subject to the terms of such preceding sentence, if this Agreement terminates pursuant to the terms of Section 7.1(a), then this Agreement is null and void; neither Sellers, on the one hand, nor Purchasers, on the other hand, have any obligation, duty or liability to the other whatsoever arising out of or related to this Agreement or the other agreements that were contemplated to be entered into pursuant to the terms of this Agreement; and each of Sellers, on the one hand, and Purchasers, on the other hand, is responsible for their respective costs with respect to this transaction, including, but not limited to, costs of negotiating the transaction contemplated by this Agreement and conducting attendant due diligence.

Section 7.3 Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Sellers, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Representations and Warranties.  All of the representations, warranties, covenants, and agreements including but not limited to the restrictive covenants and the indemnification provisions contained in this Agreement are material and have been relied upon by the parties hereto and shall survive the Closing for the applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party or by anyone on behalf of such party.

Section 8.2 Indemnification Provisions for the Benefit of Purchaser.  In the event of: (a) a misrepresentation (or in the event any third party alleges facts that, if true, would mean a misrepresentation) of any of the Sellers’, the physician owners’ of the PSHS Seller or the Partnership’s representations and/or warranties contained in this Agreement; (b) a breach (or in the event any third party alleges facts that, if true, would mean a breach) of any of the Sellers’, the physician owners’ of the PSHS Seller or the Partnership’s covenants contained in this Agreement or any other agreement executed in connection herewith; or (c) any Liability against the Partnership, the Business or the Partnership’s assets of any nature whatsoever accrued or existing as of the Closing or related to actions of the Sellers or arising out of the Partnership or its Business which occurred prior to the Closing, which is not reflected on the Disclosure Schedules and accepted by the Purchaser, then the owners of the PSHS Seller and the Sellers, jointly and severally, agree to indemnify jointly and severally the Purchaser and their Affiliates from and against any and all Damages Purchaser and their Affiliates may incur or suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach) or non-disclosed or non-accepted Liability.

Section 8.3 Indemnification Provisions for the Benefit of Sellers.  In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of Purchaser’s representations, warranties, and covenants contained in this Agreement, then Purchaser agrees to indemnify the Sellers from and against any and all Damages Sellers may incur or suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach).

Section 8.4 Matters Involving Third Parties.

(a)

Notification.  If any third party shall notify any party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) pursuant to this Section, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party thereby is prejudiced and then only to the extent that the Indemnifying Party is actually prejudiced.

(b)

Defense by Indemnifying Party.  The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill the Indemnifying Party’s indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

Satisfactory Defense.  So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) and any such settlement must include a complete release of the Indemnified Party.

(d)

Conditions.  In the event any of the conditions in subsection c. above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(e)

Materiality.  Notwithstanding any provision in this Agreement to the contrary, the Indemnifying Party’s obligation to indemnify the Indemnified Party in connection with a breach of any representation, warranty, covenant or other agreement included in this Agreement, and the amount of damages to be indemnified, shall be determined without regard to any “material”, “materiality” (or correlative meanings”) or “material adverse effect” qualifications, provisions or exceptions set forth in such representation, warranty, covenant or other agreement, each of which shall be deemed to be given for the purposes of this Section as though there were no such qualifications, provisions or exceptions.

Section 8.5 Limitation.  The indemnification provisions set forth in this Section 8 shall be limited to all claims in excess of Twenty Five Thousand and 00/100 Dollars ($25,000) (the “Threshold”).  Once a claim exceeds the Threshold, if a Party is entitled to indemnification under this Article, such party shall recover all appropriate funds from the first dollar of damages.  Further, the indemnitors shall not be liable for any liabilities resulting from claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded. The party entitled to indemnification shall have a duty to mitigate its damages.  Notwithstanding the foregoing, the Sellers’, on the one hand, and the Purchaser’s, on the other hand, obligation to indemnify under this Section 13 shall be limited to an amount equal to $11,262,150; provided however that such cap shall not be applicable to Sections 2.2, 2.5, 3.2, 3.3, 3.11, 3.16, 3.17, 3.28, 3.29, 3.30, 3.35, 3.36, 3.37, and 3.38.

Section 8.6 Mitigation.  Purchaser, on the one hand, and Sellers, on the other hand, shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify any other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Disclosure Schedule.  The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of the Partnership and the Sellers as set forth in this Agreement or (ii) descriptions or lists of shares, assets and liabilities and other items referred to in this Agreement. The statements in the Disclosure Schedule, and those in any supplement thereto, shall be deemed to modify (i) the representations and warranties in the Section of this Agreement to which they expressly relate and (ii) any other representation and warranty in this Agreement to the extent that it would be reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other representations or warranty

Section 9.2 Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 9.2 shall be voidable by Purchaser, in the case of an attempted assignment by any of Sellers, or by Sellers, in the case of an attempted assignment by Purchaser in violation of this Section 9.2.

Section 9.3 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 9.4 Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

(a)

if to Purchaser, to:

PainCare Holdings, Inc.

1030 North Orange Avenue

Suite 105

Orlando, Florida  32801

Attention: CEO

With a copy to:

Adorno & Yoss, LLP

350 East Las Olas Boulevard, Suite 1700

Fort Lauderdale , Florida 33 301

Attention:   Joel D. Mayersohn , Esq.

(b)

if to the PSHS Seller, to:

PSHS Partnership Ventures, Ltd ..

150 SW 12th Ave, Ste 201

Pompano Beach, Florida 33069

Attention: John w. Beebe, President

(c)

if to the DeMeo Seller, to:

Ron DeMeo , M.D.

401 SW LeJeune Rd., #200 Coral Gables, FL 33134

Coral Gables, FL 33134

(d)

if to the Lustgarten Seller

Gary J. Lustgarten Profit Sharing and Trust

3745 NE 208Th Terrace

Aventura, FL  33180

(e)

if to the Corces Seller

Arturo Corces, M.D.

760 Ponce de Leon

Coral Gables, FL 33134

(f)

if to the Scuderi Seller

Gaetano Scuderi, M.D.

2055 Military Trail, Suite 204

,Jupiter, FL

Section 9.5 Counterparts.  This Agreement may be executed in one or more counterparts (by facsimile or original signature), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.6 Entire Agreement.  This Agreement and the Transaction Agreements, along with the Exhibits and disclosure schedules hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Transaction Agreements.

Section 9.7 Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 9.8 Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of each state and federal court located in the County of Orange, Florida (and each appellate court located in the State of Florida), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section 9.8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court located in the County of Orange, Florida (and any appellate court located in the state of Florida) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 9.10 Waiver of Jury Trial.  Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.10.

Section 9.11 Attorney’s Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of any of the transactions contemplated hereby is brought against any party to this Agreement, unless attorneys’ fees are already provided for, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 9.12 Time of Essence.  Time is of the essence of this Agreement.

Section 9.13 Waiver.

(a)

Failure to Exercise Remedy Not Waiver.  No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Deemed Waiver.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 9.14 Specific Performance.  The Partnership and Sellers agree that: (a) in the event of any breach by Sellers of Sellers’ covenants to deliver the Partnership Interests owned by Sellers at the Closing, the Purchaser shall be entitled (in addition to any other remedy that may be available to it to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) neither Purchaser nor any other indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

“Partnership”

“PainCare”

PSHS Beta Partners , Ltd

PainCare Holdings, Inc.

By: /s/ John W. Beebe

By: /s/ Randy Lubinsky

Print Name:  John W. Beebe

Print Name: Randy Lubinsky

Print Title  CEO

Print Title:CEO

Attest: _____________________

Attest: ______________________

“Seller s ”

“Subsidiary”

Seller”

The “Lustgarten Seller” .                                         PainCare Surgery Centers II, Inc.

Gary J. Lustgarten Profit Sharing and Trust

By: /s/ Randy Lubinsky

Print Name: Randy Lubinsky

By:/s/ Gary J. Lustgarten

Print Title:CEO

Print Name: Gary J. Lustgarten

Attest: ______________________

Print Title:

Attest:

The “DeMeo Seller ”

The “PSHS Seller”

PSHS Partnership Ventures, Inc.

/s/ Ron DeMeo, M.D.

By:/s/ John W. Beebe

Ron DeMeo , M.D.

John W. Beebe, President

The “Scuderi Seller”

/s/ Gaetano Scuderi, M.D.

Gaetano Scuderi, M.D.

The “Corces Seller”

/s/ Arturo Corces, M.D.

Arturo Corces, M.D.